UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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GEOKINETICS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Geokinetics Stockholder:

We cordially invite you to attend our 2007 Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, July 11, 2007, beginning at 2:00 p.m. (Central time) at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas  77079.

At this year’s Annual Meeting, you will be asked to vote on the election of directors; approval of the adoption of the Geokinetics’ 2007 Stock Awards Plan; and approval of the appointment of Geokinetics’ independent public accountants.

I urge you to vote for your Board’s recommendations. Your vote is important. I hope you will be able to attend the meeting, but if you cannot, please vote your proxy as soon as possible.

Very truly yours,
/s/ DAVID A. JOHNSON
David A. Johnson
President and Chief Executive Officer
Houston, Texas
June 4, 2007

GEOKINETICS INC.

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
July 11, 2007

Notice is hereby given that the 2007 Annual Meeting of Stockholders of Geokinetics Inc., a Delaware corporation (“Geokinetics”), will be held at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas 77079, at 2:00 p.m. (Central time) on Wednesday, July 11, 2007.

Only Geokinetics stockholders of record who owned shares of Geokinetics’ voting securities at the close of business on Monday, May 21, 2007, are entitled to notice of and can vote at this Annual Meeting or any adjournment or postponement that may take place. At the Annual Meeting, you will be asked to take the following actions:

1.                Elect seven directors to Geokinetics’ seven-member Board of Directors, each to hold office for a term of one year;

2.                Vote on approval of the adoption of the Geokinetics’ 2007 Stock Awards Plan;

3.                Vote on approval of the appointment of UHY LLP as Geokinetics’ independent public accountants; and

4.                Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board recommends the election of the nominees for directors named in the accompanying Proxy Statement; approval of the adoption of the Geokinetics’ 2007 Stock Awards Plan; and the approval of the appointment of UHY, LLP as Geokinetics’ independent public accountants.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign, date and return the enclosed Proxy Card as promptly as possible in the envelope enclosed for that purpose. Alternatively, you may submit your proxy by telephone or over the internet. If you attend the meeting, you may withdraw your proxy and vote in person by ballot.

By Order of the Board of Directors
/s/ DIANE ANDERSON
Diane Anderson
Corporate Secretary

Houston, Texas

June 4, 2007

PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. INSTEAD OF SUBMITTING A SIGNED PROXY CARD, YOU MAY ALSO SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

GEOKINETICS INC.

One Riverway, Suite 2100

Houston, TX  77056

PROXY STATEMENT

2007 Annual Meeting of Stockholders
July 11, 2007

This Proxy Statement and the accompanying Notice of 2007 Annual Meeting of Stockholders (“Annual Meeting”) and Proxy Card are being furnished in connection with the solicitation by the Board of Directors (the “Board”) of Geokinetics Inc. (“Geokinetics”) of proxies to be voted at the 2007 Annual Meeting scheduled to be held at the time, place and for the purposes set forth in the Notice. This Proxy Statement and the enclosed Proxy Card are being mailed to stockholders beginning on or about June 4, 2007. A copy of Geokinetics’ Annual Report and Form 10-K for the fiscal year ended December 31, 2006, accompany this Proxy Statement.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.                 Who can vote?

Stockholders holding shares of Geokinetics’ Common Stock and Series B Senior Convertible Preferred Stock, $10.00 par value (the “Series B Preferred Stock”) as of the close of business on the record date, May 21, 2007 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting, or any adjournments or postponements of the Annual Meeting. Holders of Geokinetics’ Common Stock have one vote for each share of Common Stock and ten votes for each share of Series B Preferred Stock held as of the record date, which may be voted on each proposal presented at the Annual Meeting.

2.                 How many shares of Geokinetics voting securities were outstanding on the record date?

The outstanding voting securities of Geokinetics on the Record Date consisted of 10,080,493 shares of Geokinetics’ Common Stock, $.01 par value (the “Common Stock”) and 2,332,550 shares of Common Stock upon the conversion of 233,255 shares of the Series B Preferred Stock. The holders of the Common Stock and the Series B Preferred Stock vote together as a single class and not as separate classes. For information regarding holders of more than 5% of the outstanding voting securities of Geokinetics, see “Security Ownership of Certain Beneficial Owners and Management.”

3.                 How do I vote?

Every stockholder of record on the Record Date is entitled to one vote for each share of Common Stock held in his or her name and ten votes for each share of Series B Preferred Stock on each proposal or item that comes before the meeting. A stockholder of record can vote in person at the Annual Meeting or by proxy in one of the following three ways:

1.     Mail: to vote by mail, sign, date and return your proxy card in the enclosed postage-paid envelope.

2.     Telephone: to vote by telephone, call 1-866-540-5760. Use any touch tone telephone to vote your proxy. You will need to provide the control number printed on your proxy card and follow the instructions on your proxy card and the voice prompts.

3.     Internet: to vote over the internet, access the website www.proxyvoting.com/gok. You will need to provide the control number printed on your proxy card and follow the instructions on your proxy card and the website.

If you vote by telephone or over the internet, do not return your proxy card.

If you change your mind on any issue, you may revoke your proxy at any time before the close of voting at the Annual Meeting. Any stockholder giving a proxy has the power to revoke the proxy at any time prior to its exercise by executing a subsequent proxy, by written notice to the Corporate Secretary of Geokinetics or by attending the meeting and withdrawing the proxy in person. All written notices of revocation or other communications with respect to the revocation of proxies should be addressed to: Geokinetics Inc., 14521 Old Katy Road, Suite 100, Houston, Texas 77079, Attention: Diane Anderson, Corporate Secretary. Shares represented by a duly executed proxy received prior to the Annual Meeting will be voted in accordance with the instructions indicated on the proxy. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders as specified by the Board.

4.                 How do I vote if my shares are held in street name?

If your shares of Common Stock are held in the name of your broker, a bank or other nominee, only your broker, bank or other nominee may execute a proxy and vote your shares. Please sign, date and promptly return the instruction card you received from your broker, bank or other nominee, in accordance with the instructions on the card. You may vote by the Internet or telephone if your bank or broker makes those methods available, in which case you can follow the instructions on the card. If you wish to vote your “street name” shares directly, you will need to obtain a document known as a “legal proxy” from your broker, bank or other nominee. Please contact your bank, broker or other nominee if you wish to do so.

5.                 Do I have to vote?

No. However, we strongly urge you to vote. You may vote for all, some or none of Geokinetics’ director nominees. You may abstain from voting or vote “FOR” or “AGAINST” each of the other proposals.

Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal. Thus, abstentions will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

6.                 What is a “quorum”?

A “quorum” is a majority of the aggregate voting power of the outstanding voting securities and is required to hold the Annual Meeting. A quorum is determined by counting shares of Common Stock represented by all outstanding voting securities present in person at the Annual Meeting or represented by proxy. If you submit a properly executed proxy, you will be considered part of the quorum even if you abstain from voting. Stockholders representing more than a majority of the voting securities entitled to vote on the Record Date must be present or represented by proxy to constitute a quorum.

7.                 How can I view the stockholder list?

A complete list of stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. You may review this list at Geokinetics’ corporate offices at One Riverway, Suite 2100, Houston, Texas  77056 during ordinary business hours for a period of ten (10) days before the Annual Meeting.

8.                 How many votes must each proposal receive to be adopted?

Directors are elected by a plurality of votes cast at the Annual Meeting. The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the adoption of the 2007 Stock Awards Plan and the appointment of UHY LLP.

9.                 How are votes counted?

Votes are counted in accordance with Geokinetics’ Bylaws and Delaware law. If a stockholder returns an executed proxy card but does not indicate how his or her shares are to be voted, the shares covered by such proxy card will be included in determining if there is a quorum and will also be counted as votes “FOR” the election of Geokinetics’ board nominees and the other two proposals. Shares will not be voted at the Annual Meeting if no properly executed proxy card covering those shares has been returned and the holder does not cast votes with respect to those shares in person at the Annual Meeting. A broker non-vote with respect to the election of directors or any proposal will not be counted in determining the election of directors or approval of any of the proposals.

10.          Who will count the votes?

A representative of Mellon Investor Services, the Company’s transfer agent, will count the votes and act as the Inspector of Election. The Inspector of Election shall have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

11.          What happens if I do not specify a choice for a proposal when returning a proxy?

You should specify your choice for each proposal on the proxy card. If no instructions are given, proxy cards that are signed and returned will be voted “FOR” the election of all Geokinetics director nominees and the other proposals.

12.          What happens if other matters come up at the Annual Meeting?

The matters described in the notice of Annual Meeting are the only matters the Company is aware of that will be voted on at the Annual Meeting. Advanced notice is required of any matters to be voted on at the Annual Meeting so that all stockholders have an opportunity to consider matters to be voted on.

13.          Who pays for the proxy solicitation related to the Annual Meeting?

The cost of soliciting proxies will be borne by Geokinetics. In addition to the solicitation by mail, the directors and certain regular employees of Geokinetics may solicit proxies by telephone or telecopy or in person. Such persons will not receive any fees or other compensation for such solicitation. No specially engaged employees or solicitors will be retained by Geokinetics for proxy solicitation purposes. Geokinetics may request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding this material.

14.          How can I obtain a copy of the Annual Report on Form 10-K?

A copy of Geokinetics’ Annual Report for 2006 with the Form 10-K is being mailed with this proxy statement to each stockholder entitled to vote at the Annual Meeting. If you did not receive a copy, you may obtain one free of charge by writing or calling Diane Anderson, Corporate Secretary, at Geokinetics Inc., 14521 Old Katy Road, Suite 100, Houston, Texas  77079, telephone (281) 398-9503, facsimile (281) 398-9996.

15.          If I want to submit a stockholder proposal for the 2008 Annual Meeting, when it is due?

Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the 2008 Annual Meeting of stockholders must be received by Geokinetics no later than December 8, 2007, for the meeting scheduled to be held in July 2008, pursuant to the proxy solicitation rules of the Securities and Exchange Commission. However, if the date of the 2008 Annual Meeting is changed by more than 30 days from the scheduled date, then the deadline will be a reasonable time before Geokinetics begins to print and mail the 2008 proxy materials. Your proposals should be sent by certified mail, return receipt requested, to Diane Anderson, Corporate Secretary, Geokinetics Inc., 14521 Old Katy Rd., Suite 100, Houston, Texas 77079. Geokinetics is not required to include in its proxy statement and proxy card relating to the 2008 Annual Meeting of Stockholders any stockholder proposal which may be omitted from the proxy materials pursuant to applicable regulations of the Securities and Exchange Commission in effect at the time such proposal is received.

Notice of any proposal by a stockholder that is not submitted for inclusion in next year’s proxy statement, but is instead presented directly at the 2008 Annual Meeting of Stockholders must be received by Geokinetics not less than 90 days nor more than 120 days prior to the first anniversary of the 2007 Annual Meeting. Under this criterion, stockholders must provide Geokinetics with notice of a matter to be brought before the 2008 Annual Meeting between March 13, 2008 and April 12, 2008. However, if the date of the 2008 Annual Meeting is changed by more than 30 days from the date of the 2007 Annual Meeting, then the deadline will be the close of business on the tenth day following the date on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs. Notices of intention to present proposals at the 2008 Annual Meeting should be addressed to Diane Anderson, Corporate Secretary, Geokinetics Inc., 14521 Old Katy Rd., Suite 100, Houston, Texas 77079.

PROPOSAL 1—ELECTION OF DIRECTORS

Information about the Board of Directors and Committees

You will have the opportunity to elect Geokinetics’ entire Board of Directors at the Annual Meeting. All of the incumbent directors are standing for re-election. Pursuant to Geokinetics’ Bylaws, the Board has determined that the Board will consist of seven directors and has nominated the seven persons named below for election as directors at the Annual Meeting. Each nominee has consented to being named as a nominee for election as a director and has agreed to serve as a director if elected. All directors are elected annually, and serve one-year terms or until a successor has been duly elected and shall qualify.

Directors are elected by a plurality of votes cast at the Annual Meeting. Unless contrary instructions are set forth in the proxies, the persons with proxies at the Annual Meeting will vote all shares represented by such proxies for the election of each of the nominees named therein. Should any of the nominees become unable to serve, the persons acting under the proxy will vote for the election, in the nominee’s stead, of such other person as the Board of Geokinetics may recommend.

The Board of Directors recommends that you vote “FOR” the election of each of the nominees named below.

Director Nominees

Set forth below are the names, ages and positions of the nominees for directors. With the exception of Robert L. Cabes, Jr., who was appointed on November 2, 2006, and Christopher D. Strong, who was appointed on May 15, 2007, each of the Company’s directors named below were elected at the 2006 Annual Meeting of Stockholders for a term of one year or until their successors are elected. Each of the Company’s incumbent directors named are being nominated at the Annual Meeting of Stockholders to serve on Geokinetics’ Board of Directors for additional one year terms or until his successors is elected.

Name	Age	Position with Geokinetics	Directors Since
William R. Ziegler	64	Chairman (non-executive) (since February 2, 1999 and Director)	1997
David A. Johnson	56	President, Chief Executive Officer and Director	2003
Christopher M. Harte	59	Director	1997
Steven A. Webster	55	Director	1997
Gary M. Pittman	43	Director	2006
Robert L. Cabes, Jr.	37	Director	2006
Christopher D. Strong	48	Director	2007

There are no family relationships among any of the director nominees or between such nominees and any executive officers of Geokinetics.

William R. Ziegler, age 64, has served as a member of the Board of Directors since August 1, 1997 and has served as the Chairman (non-executive) since February 2, 1999. Mr. Ziegler is of counsel at the law firm of Satterlee Stephens Burke & Burke, LLP, located in New York, New York. Since June 1994, Mr. Ziegler served as Chairman of the New York law firm of Parson & Brown, L.L.P., which merged with Satterlee Stephens Burke & Burke, LLP effective September 1, 1999. Mr. Ziegler was formerly a partner of Whitman Breed Abbott & Morgan, located in New York, New York from 1993 to May 1994, and of a predecessor law firm, Whitman & Ransom since 1976. Mr. Ziegler is a director and Vice Chairman of Grey Wolf, Inc. (an international land drilling company) and a director of Flotek Industries Inc. (an oil services equipment supplier), a General Partner of Somerset Capital Partners and a Managing Member of Blackhawk Investors II, L.L.C.

David A. Johnson, age 56, has served as a member of the Board of Directors and as the President and Chief Executive Officer (“CEO”) since October 1, 2003. Prior to that time, Mr. Johnson served as President, Worldwide Deepwater Division, of Phillips Petroleum. Prior to this, Mr. Johnson served as Vice President Exploration of Spirit Energy 76 from 1997 to 2000 and Senior Vice President Exploration and Land of Vastar Resources from 1995 to 1996. From 1973 to 1995, Mr. Johnson held a variety of managerial positions with Shell Oil, including General Manager—Geophysics, General Manager Research and Development for E&P, and General Manager Exploration.

Christopher M. Harte, age 59, is a private investor and has served as a member of the Board of Directors since August 1, 1997. From 1992 to 1994, Mr. Harte was the President of Portland Newspapers, Inc. Mr. Harte is a director of several corporations, including Harte Hanks, Inc. (a direct marketing and shopper publishing company), and is an Investor Member of Blackhawk Investors II, L.L.C.

Steven A. Webster, age 55, has served as a member of the Board of Directors since August 1, 1997. Mr. Webster serves as President and Co-Managing Partner of Avista, which makes private equity investments in energy, healthcare and media. Mr. Webster serves as Chairman of Carrizo Oil & Gas, Inc.,

Basic Energy Services, Inc. and Solitario Resources Corp. He also serves on the boards of Seacor Holdings, Grey Wolf, Inc. and Hercules Offshore, Inc. Mr. Webster serves as Trust Manager of Camden Property Trust. He is also a General Partner of Somerset Capital Partners and a Managing Member of Blackhawk Investors II, L.L.C. From 2000 to 2005, Mr. Webster served as Chairman of Global Energy Partners, an affiliate of Credit Suisse. He was a founder and served as Chief Executive Officer of Falcon Drilling Company, Inc. and its successor, R&B Falcon Corporation from January 1988 to June 1999.

Gary M. Pittman, age 43, is a private investor has served as a member of the Board of Directors since March 8, 2006. From 1987 to 1995, Mr. Pittman was Vice President of the Energy Recovery Fund, a $180 million private equity fund focused on the oil services and exploration and production industry. Mr. Pittman is a director of Flotek Industries Inc. Mr. Pittman has served as a Director and Audit Committee member of Czar Resources, Ltd., a public Canadian exploration and production company, Triton Imaging International, a developer of sea floor imaging software, Secretary, Vice President and Director of Sub Sea International, an offshore robotics and diving company, BioSafe Technologies, a developer of non-toxic insecticides, and owned and operated an oil and gas production and gas gathering company in Montana.

Robert L. Cabes, Jr., age 37, has served as a member of the Board of Directors since November 2, 2006. Mr. Cabes is a Partner of Avista Capital Holdings, L.P., a private equity firm focused on investments in the energy, media and healthcare sectors. From April 2001 to June 2005, Mr. Cabes served as Principal of Global Energy Partners, or GEP, a specialty group within Credit Suisse’s asset management business that made investments in energy companies. Prior to joining GEP, Mr. Cabes was with Credit Suisse and Donaldson, Lufkin and Jenrette’s Investment Banking Division (prior to its acquisition by Credit Suisse in 2000) where he worked on debt and equity securities underwriting and mergers and acquisitions for energy companies. Before joining Donaldson, Lufkin and Jenrette, Mr. Cabes spent six years with Prudential Securities in its energy corporate finance group. He is currently a Director of Celtique Energie, Ltd, Manti Exploration, MedServe, Inc. and Pinnacle Gas Resources, Inc. Mr. Cabes is a CFA charterholder.

Christopher D. Strong, age 48, has served as a member of the Board of Directors since May 15, 2007. Mr. Strong is the President and Chief Executive Officer of Union Drilling, Inc., an operator of land-based drilling rigs based in Fort Worth, TX, and has served in that capacity since April 2004. From June 1, 2003 to April 1, 2004, Mr. Strong served as Union Drilling’s President and Treasurer. From May 1999 to June 1, 2003, he served as the Union Drilling’s Vice President and Chief Financial Officer. Mr. Strong has over 16 years experience in the oil and natural gas industry. From 1994 until he joined Union, he served in various capacities at Hvide Marine, a marine oilfield service company, most recently as Vice President-Finance and Treasurer. From 1990 through 1994, Mr. Strong was Treasurer of Port Everglades, a seaport with one of the largest non-refinery petroleum tank farms in the country. Mr. Strong also served as an officer in the U.S. Navy.

Votes Required; Board Recommendation

The seven nominees receiving the highest number of affirmative votes of the shares represented in person or represented by proxy at the meeting and entitled to vote shall be elected to the Board. The Board believes that the election of the nominees listed above as directors of Geokinetics is in the best interest of Geokinetics and its stockholders. The Board recommends a vote FOR the nominees and it is intended that proxies not marked to the contrary will be so voted.

Director Independence

As of the date of this proxy statement, Geokinetics’ Board of Directors consists of Messrs. Ziegler, Pittman, Harte, Webster, Cabes, Strong and Johnson. The Board has determined that Messrs. Pittman,

Harte, Cabes and Strong are independent as defined under American Stock Exchange rules. Messrs. Ziegler, Webster, and Johnson are not independent.

Meetings; Committees

Geokinetics’ Board of Directors held nine meetings during the fiscal year ended December 31, 2006. Each incumbent director of the Company attended at least 75% of such Board of Directors meetings, except for Mr. Cabes who was appointed to the Board on November 2, 2006, and Mr. Strong who was appointed to the Board on May 15, 2007.

In May 2006, the Board established separate Audit, Corporate Governance and Nominating Compensation Committees. The members of the three committees as of the date of this proxy statement are as follows:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Gary M. Pittman (chairman)	Christopher M. Harte (chairman)	William R. Ziegler (chairman)
Christopher M. Harte	Gary M. Pittman	Gary M. Pittman
Christopher D. Strong	William R. Ziegler	Christopher M. Harte

Audit Committee

The Audit Committee conducted three meetings by telephone during the fiscal year ended December 31, 2006. Upon his appointment to the Board on May 15, 2007, Mr. Strong was selected to serve on the Audit Committee replacing Mr. Ziegler, who was serving on the Audit Committee at the fiscal year ended December 31, 2006.

The Audit Committee’s charter requires the committee to oversee Geokinetics’ financial reporting process and report the results of its activities to the Board. The primary duties of the Audit Committee consist of, among other things:

•       retaining independent legal, accounting or other advisors;

•       reviewing Geokinetics’ annual and quarterly financial statements and reports and discussing the statements and reports with Geokinetics’ independent auditors and management;

•       reviewing and approving all related party transactions; and

•       establishing procedures for the receipt, retention and treatment of complaints received by Geokinetics regarding financial controls, accounting or auditing matters.

The Audit Committee was formed on May 17, 2006. For the fiscal year ended December 31, 2006, the Audit Committee met to review audited financial statements, to discuss with independent auditors matters required under the statement on Auditing Standards No. 61, and to review the written disclosures and letters from the independent accountants. For the fiscal year ended December 31, 2005, the entire Board met to address these issues.

The Audit Committee charter is available on the Geokinetics’ website at www.geokinetics.com.

Audit Committee Financial Expert

The Audit Committee plays an important role in promoting effective accounting, financial reporting, risk management and compliance procedures and controls. As such, it is imperative that members of the Audit Committee have requisite financial literacy and expertise. All members of the Audit Committee meet the financial literacy standard required by the American Stock Exchange rules. In addition, as required by the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission requires that the Company disclose whether or not the Audit Committee has an “Audit Committee financial expert” as a member. An “Audit Committee financial expert” is defined as a person who, based on his or her experience, satisfies all of the following attributes:

•       An understanding of generally accepted accounting principles and financial statements.

•       An ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves.

•       Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and level of complexity of issues that can reasonably be expected to be raised by Geokinetics’ financial statements, or experience actively supervising one or more persons engaged in such activities.

•       An understanding of internal controls and procedures for financial reporting.

•       An understanding of Audit Committee functions.

The Board of Directors has affirmatively determined that Messrs. Pittman (chairman of the Audit Committee) and Strong each satisfy the definition of “Audit Committee financial expert,” and has designated each of them as an “Audit Committee financial expert.”

Compensation Committee

The Compensation Committee did not hold any meetings during the fiscal year ended December 31, 2006. The first formal Compensation Committee meeting was held on January 24, 2007. The Compensation Committee consists of three directors, Messrs. Harte (chairman), Ziegler and Pittman. Each of these directors qualifies as a non-employee director.

Geokinetics has adopted a Compensation Committee charter which outlines the Compensation Committee’s primary duties to include among other things:

•       approving the total remuneration and employment agreements for Geokinetics’ executive officers;

•       reviewing the compensation, benefit and equity-based plans, programs and payments for all employees; and

•       reviewing and approving the goals and objectives relevant to the compensation of Geokinetics’ CEO.

The Compensation Committee may form and delegate its authority to subcommittees as appropriate. Additionally, the CEO may make recommendations to the Compensation Committee relating to executive and director compensation.

Refer to the Compensation Discussion and Analysis beginning on page 12 of this proxy statement for a discussion of the Compensation Committee’s process for determining total compensation for executive officers and the role of executive management in determining executive compensation.

The Compensation Committee charter is available on the Geokinetics’ website at www.geokinetics.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an executive officer or employee of Geokinetics. Prior to the establishment of the Compensation Committee on May 17, 2006, the full Board made decisions relating to compensation of Geokinetics’ executive officers. David A. Johnson,

Geokinetics’ President, CEO and a member of the Board of Directors, participated in deliberations of the Board of Directors concerning executive officer compensation as to other officers during the year ended December 31, 2005. None of Geokinetics’ executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of any other entity that has one or more executive officers serving as a member of Geokinetics’ Board or Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee did not hold any meetings during the fiscal year ended December 31, 2006. The first formal Corporate Governance and Nominating Committee meeting was held on March 8, 2007. The Corporate Governance and Nominating Committee consists of three directors, Messrs. Ziegler (chairman), Harte, and Pittman. The Board has determined that Messrs. Pittman and Harte are independent under American Stock Exchange rules.

Geokinetics has adopted a Corporate Governance and Nominating Committee charter which outlines the Corporate Governance and Nominating Committee’s primary duties to include, among other things:

•       establishing standards for service on the Board and nominating guidelines and principles;

•       identifying individuals qualified to become members of the Board and recommending director candidates for election to the Board;

•       considering and making recommendations to the Board regarding its size and composition, committee composition and structure and procedures affecting directors;

•       establishing policies regarding the consideration of any director candidates recommended by Geokinetics’ stockholders, and the procedures to be followed by stockholders in submitting such recommendations;

•       evaluating and reviewing the performance of existing directors; and

•       monitoring Geokinetics’ corporate governance principles and practices and making recommendations to the Board regarding governance matters, including Geokinetics’ certificate of incorporation, bylaws and charters of the Board committees.

The Corporate Governance and Nominating Committee considers factors such as independence, diversity, experience, integrity, skills, expertise and industry knowledge when considering director candidates.

The Corporate Governance and Nominating Committee permits stockholders to submit director candidates for the committee’s consideration. Each year the proxy statement released to stockholders in connection with the previous year’s annual meeting provides instructions regarding the procedures stockholders must follow to submit recommendations for director candidates.

The Corporate Governance and Nominating Committee charter is available on the Geokinetics’ website at www.geokinetics.com.

Executive Officers

Set forth below are the names, ages, and positions of the Company’s executive officers and other key personnel. On March 5, 2007, Richard F. Miles was named Chief Operating Officer and James C. White was named Executive Vice President. Diane Anderson was named Corporate Secretary effective June 1, 2007, to replace Michael A. Schott, who is retiring from Geokinetics effective May 31, 2007. Mr. Schott will continue in a part-time consulting capacity with Geokinetics.

Name	Age	Position With Company	Office Held Since
David A. Johnson	56	President, Chief Executive Officer and Director	2003
Richard F. Miles	58	Chief Operating Officer	2006
Scott A. McCurdy	31	Vice President and Chief Financial Officer	2006
M. Lee Bell	59	President—Processing and Interpretation	2004
James C. White	47	Executive Vice President	2005
Lynn A. Turner	57	Executive Vice President—U.S. Operations	1997
Michael A. Dunn	53	Vice President—Business Development	1997
Chin H. Yu	34	Vice President—Finance and Assistant Secretary	2006
Michael A. Schott	62	Vice President—Financial Reporting and Compliance and Secretary	1998

There are no family relationships between any of our directors or executive officers.

Richard F. Miles, age 58, has served as President—International Seismic Operations since the acquisition of Grant on September 8, 2006. On March 5, 2007, Mr. Miles was appointed to a new position of Chief Operating Officer (“COO”). Prior to joining the Company, Mr. Miles served as Grant’s President and Chief Executive Officer since January 2001. During the period 1990 to 2000, he was employed by Tech-Sym Corporation primarily as President and Chief Executive Officer of Syntron Inc. but also within that same period, he was Chief Executive Officer and Director of GeoScience Corporation, Chairman of CogniSeis, Syntron and Symtronix. Prior to that, he was Manager of North and South America Marine and Worldwide Marine Support for Halliburton Geophysical Services. From 1984 to 1988, he was General Manager at Geosource Marine, Inc. and from 1966 to 1984, he held a variety of positions with Geophysical Service, Inc. with increasing responsibilities. Mr. Miles has over 39 years of experience in the seismic services industry.

Scott A. McCurdy, age 31, has served as Vice President and Chief Financial Officer (“CFO”) since September 8, 2006. Prior to joining the Company, Mr. McCurdy served as Vice President—Finance, Chief Financial Officer, Treasurer and Corporate Secretary of Grant since September 2003. He served as Controller of Grant from July 2001 until he was promoted in October 2003. Prior to that, he served as a senior auditor with Arthur Andersen, LLP focusing on public companies in the oil field services industry, including the seismic industry. Mr. McCurdy is a Certified Public Accountant in the State of Texas. Mr. McCurdy is a member of the Texas Society of Certified Public Accountants and the American Institute of CPAs.

M. Lee Bell, age 59, has served as the President—Processing and Interpretation since April 1, 2004. Prior to joining the Company, Dr. Bell served as Global General Manager, Seismic Reservoir Services, of WesternGeco. Prior to that position, Dr. Bell served as Vice President of Technology at WesternGeco. From 1998 to 2000, Dr. Bell served as President of Geosignal, a division of Western Geophysical. Dr. Bell has more than 25 years experience in the seismic data processing services industry.

James C. White, age 47, has served as President—North American Seismic Operations since the acquisition of Trace on December 1, 2005. On March 5, 2007, Mr. White was appointed to a new position of Executive Vice President. Prior to joining the Company, Mr. White served as Trace’s President since

February 2004. Prior to that, Mr. White spent 25 years with WesternGeco, a leading seismic company, in a variety of operational roles. Most recently, he served as Vice President of WesternGeco for North and South America, where he was responsible for all aspects of that company’s operations in North and South America.

Lynn A. Turner, age 57, has served as the Chief Operating Officer—Quantum Geophysical, Inc. since the Trace acquisition on December 1, 2005. Mr. Turner served as the President—Quantum Geophysical, Inc. since late 2003 and as the President and Chief Operating Officer from July 28, 1997 to September 30, 2003. Prior to joining the Company, Mr. Turner was employed for six years by Fairfield Industries, Inc., a provider of seismic data acquisition services, most recently as Senior Vice President and Manager of Data Acquisition. Mr. Turner has more than 25 years of experience in the seismic data acquisition services business.

Michael A. Dunn, age 53, has served as Vice President since August 18, 1997, and has served as the Vice President—Business Development since 2003. From 1999 to 2003, Mr. Dunn served as the President—Geophysical Development Corporation. Prior to joining the Company, Mr. Dunn was employed for 18 years by Shell Oil Company, most recently as Technology Manager at its Exploration and Production Research Center. Mr. Dunn has over 25 years of experience in all aspects of geoscience, including seismic data acquisition services, seismic data processing services, exploration and research.

Chin H. Yu, age 34, has served as Controller since May 2006, and was appointed Vice President on September 6, 2006. Mr. Yu served as Interim Chief Financial Officer from August 16, 2006 to September 8, 2006. Prior to joining the Company, Mr. Yu was a Senior Manager with the Forensic Litigation and Valuation Consulting Group with UHY Advisors LP focused on structured finance, due diligence, business and intellectual property valuations and corporate investigations. He joined UHY Advisors LP as a staff consultant and spent six years with the firm. UHY Advisors LP is an affiliate of UHY LLP, which was appointed to be the Company’s independent registered public accounting firm on September 18, 2006. Mr. Yu is a Certified Fraud Examiner.

Michael A. Schott, age 62, has served as the Vice President—Financial Reporting and Compliance and Secretary since August 5, 1998 and is retiring from Geokinetics effective May 31, 2007. Prior to joining the Company, Mr. Schott served eight years as a Vice President and shareholder of a public accounting firm in San Antonio, Texas. Prior to that time, Mr. Schott served as Controller, then Senior Vice President and Treasurer of Venus Oil Company. Mr. Schott is a Certified Public Accountant with more than 30 years of experience, including 10 years in the oil and gas exploration industry and 20 years in the practice of public accounting. Mr. Schott is a member of the Texas Society of Certified Public Accountants and the American Institute of CPAs.

Compliance With Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires Geokinetics’ directors, executive officers and persons who own more than ten percent of a registered class of Geokinetics’ equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of the Company. Officers, directors, and greater than ten percent beneficial owners are required by SEC regulation to furnish Geokinetics with copies of all Section 16(a) reports they file.

Based solely upon information furnished to Geokinetics and contained in reports filed with the SEC, as well as any written representations that no other reports were required, Geokinetics believes that all SEC filings of its directors, executive officers beneficial owners of greater than ten percent complied with Section 16 of the Exchange Act, except that Maple Leaf Partners, L.P., Maple Leaf Offshore, Ltd. and Chin Yu failed to timely file initial reports on Form 3.

Code of Ethics

Geokinetics adopted a Code of Business Conduct and Ethics applicable to its directors and officers on December 28, 2006. On May 7, 2007, Geokinetics adopted a Code of Business Conduct and Ethics applicable to all employees, directors and officers.

The Geokinetics Code of Business Conduct and Ethics is available on the Geokinetics’ website at www.geokinetics.com.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an explanation of Geokinetics’ compensation philosophy, policies and practices with respect to the Company’s chief executive officer, chief financial officer, and the other three most highly compensated executive officers, who are collectively referred to as the named executive officers. These named executives include the following individuals:

•       David A. Johnson , President and Chief Executive Officer (“CEO”)

•       Scott A. McCurdy, Vice President and Chief Financial Officer (“CFO”)

•       Chin H. Yu, Vice President—Finance; Former Interim CFO

•       Thomas J. Concannon, Former CFO

•       Richard F. Miles, Chief Operating Officer (“COO”)

•       James White, Executive Vice President

•       M. Lee Bell, President—Processing and Interpretation

Objectives of Geokinetics’ Executive Compensation Program

Geokinetics’ executive compensation philosophy is based on pay-for-performance. Geokinetics’ performance-based incentive compensation programs provide cash payment to executives when certain company, business segment and/or individual goals and objectives are achieved.

Geokinetics’ executive compensation programs are designed to achieve the following objectives:

•       Attract and retain talented and experienced executives in the highly competitive seismic industry;

•       Provide a total compensation package which encourages pay-for-performance by aligning the interests of Company executive officers and stockholders to increase stockholder value and rewarding executive officers when stockholder value increases;

•       Motivate and reward executives whose knowledge, skills and performance are critical to Geokinetics’ success;

•       Ensure fairness among the executive management team by recognizing the contributions each executive makes to Geokinetics’ success;

•       Foster a shared commitment among executives by coordinating company, team and individual goals and objectives; and

•       Compensate Geokinetics’ executives to manage the business to meet Geokinetics’ long-range objectives.

Executive Officer Compensation

Principal Components of Compensation of Named Executive Officers

Historically, the compensation package offered to Geokinetics’ executive officers consisted of:

•       Base salary;

•       Cash incentive compensation under the terms of the Senior Executive Incentive Program established for senior executive officers; and

•       Equity compensation generally in the form of grants of stock options or restricted stock.

Geokinetics’ current compensation package is designed to provide a balance between achieving company business objectives and providing competitive compensation to executives. The cash components—base salary and cash incentive compensation—provide a strong link between Geokinetics’ operational management and financial performance and the compensation that is earned by executives. The equity compensation component is designed to closely align Geokinetics executive’s pay with the interests of company stockholders.

Historically, David A. Johnson, Geokinetics’ President and CEO, has participated in deliberations with the Board concerning senior executive officer compensation. The full Board acted in the capacity of the Compensation Committee, with the exception of Mr. Johnson, up until May 17, 2006, when the Board established a Compensation Committee. Going forward, the Compensation Committee will continue to solicit input from the CEO with respect to compensation decisions affecting other members of the senior executive management team.

Allocation of Compensation Among the Principal Components

The Compensation Committee is in the process of establishing formal policies and guidelines with respect to the mix of base salary, bonus, cash incentive compensation and equity awards to be paid or awarded to the senior executive officers. Geokinetics’ historical practice has been that a greater percentage of the compensation of the most senior members of the management team should be performance-based, which aligns the interests of the executive officers with those of the shareholders. The base salaries of Geokinetics’ executives are determined by evaluating individual performance and contributions as well as comparison to internal peers and external market data for similar roles. An executive’s actual base salary recognizes individual skills, experience, sustained job performance and the individual’s contributions to the organization. Cash incentives link company and individual performance based upon the achievement of various financial goals and objectives. Equity grants are generally an event-driven, negotiated process based upon an executive’s involvement and contribution to a major corporate event, such as an acquisition. Currently, Geokinetics does not grant equity awards annually to all executives. Additionally, Geokinetics does not currently have in place any type of equity ownership requirements or guidelines specifying amounts or forms of ownership of company equity by members of the executive management team.

During 2007, the Compensation Committee anticipates adopting more formal and structured compensation policies and programs designed to attract, retain and motivate individuals with the skills and experience necessary for Geokinetics to achieve its business objectives. These policies will also serve to link pay with measurable performance, which in turn, should help to align the interests of the executive management team with those of Geokinetics stockholders.

Base Salary

Chief Executive Officer

Mr. Johnson has been Geokinetics’ CEO since October 2003. The entire Board acted in the capacity of the Compensation Committee with the Chairman of the Board negotiating the employment agreement with Mr. Johnson. The Board engaged in an examination of the compensation arrangements of CEOs of peer companies in setting the base salary for Mr. Johnson.

Mr. Johnson’s initial employment agreement with Geokinetics provided for an initial base salary of $240,000, which is to be reviewed annually. In conjunction with Mr. Johnson’s appointment as CEO, the Board also granted him a one-time signing bonus equal to three times his bonus allocation for 2003 payable at the same time the 2003 bonus became payable. Mr. Johnson’s signing bonus in the amount of $151,500 was paid in March 2004.

On December 1, 2005, Mr. Johnson’s base salary was increased to $280,000, in conjunction with the acquisition of Trace Energy Services, and on March 8, 2007, Mr. Johnson’s base salary was increased to $350,000, in conjunction with the Board’s approval of the terms of a new employment agreement for Mr. Johnson.

Chief Financial Officer

Scott A. McCurdy has been Geokinetics’ CFO since the Grant acquisition in September 2006. Mr. McCurdy served as the Vice President and CFO of Grant prior to his appointment as Geokinetics’ CFO. Mr. McCurdy’s three-year employment agreement provides for an annual base salary of $200,000, which is to be reviewed annually. This amount reflects, in part, Mr. McCurdy’s prior salary history.

Chin H. Yu served as Geokinetics’ interim CFO from August 2006 through September 2006. Mr. Yu was hired as Controller in May 2006 and his agreement provided for an annual base salary of $135,000, with an annual review of his base salary. He was subsequently appointed Vice President and Controller effective September 2006, upon the completion of the Grant acquisition and his base salary was increased to $150,000, which is to be reviewed annually. Mr. Yu now serves as Vice President—Finance and Chief Compliance Officer. This amount reflects, in part, Mr. Yu’s prior salary history. On March 1, 2007, as part of management’s annual compensation review, Mr. Yu’s base salary was increased to $160,000.

Thomas J. Concannon served as Geokinetics’ Vice President and CFO from July 1997 to August 2006, at which time he resigned from his position. Mr. Concannon’s three-year employment agreement executed in November 2003 provided for an annual base salary of $150,000 which was reviewed annually. Mr. Concannon’s base salary for 2006, up to the time of his resignation, was $200,040. This amount reflected, in part, Mr. Concannon’s prior salary history.

Other Officers

Richard F. Miles has served as Geokinetics’ COO since March 2007. Prior to such appointment, Mr. Miles served as President—International Seismic Operations since September 2006, upon the completion of the Grant acquisition. Mr. Miles served as the President and CEO of Grant prior to his appointment as President—International Operations. Mr. Miles’ three-year employment agreement, executed in August 2006, provides for an annual base salary of $336,672, which is to be reviewed annually. This amount reflects, in part, Mr. Miles’ prior salary history.

James C. White has served as Geokinetics’ Executive Vice President since March 2007. Prior to such appointment, Mr. White served as President—North American Seismic Operations since September 2006, upon the completion of the Grant acquisition. From December 2005, through September 2006, Mr. White served as the President of Quantum as a result of the acquisition of Trace in December 2005. Prior to joining Geokinetics, Mr. White served as Trace’s President and CEO since February 2004. Mr. White’s three-year employment agreement executed in December 2005 provides for an annual base salary of $220,000, which is to be reviewed annually. On September 20, 2006, Mr. White’s base salary was increased to $260,000 as part of the Grant acquisition. This amount reflects, in part, Mr. White’s prior salary history.

M. Lee Bell has served as President—Processing and Interpretation for Geophysical Development Corporation, a subsidiary of the Company since April 1, 2004. Prior to joining Geokinetics, Dr. Bell served as Global General Manager, Seismic Reservoir Services, of WesternGeco. Prior to that position, Dr. Bell served as Vice President of Technology at WesternGeco. From 1998 to 2000, Dr. Bell served as President of Geosignal, a division of Western Geophysical. Dr. Bell has more than twenty-five years experience in the seismic data processing industry. Dr. Bell’s three-year employment agreement, executed in March 2004, provides for an annual base salary of $190,000, which is to be reviewed annually. This amount reflects, in part, Dr. Bell’s prior salary history.

Bonus Compensation

Geokinetics has not historically paid any automatic or guaranteed bonuses to its executive officers. However, Geokinetics has from time to time paid signing or retention bonuses in connection with the initial hiring or appointment of an executive officer, or a change in an individual’s position and responsibilities.

In conjunction with his appointment as CEO, Mr. Johnson received an aggregate of $202,000 in bonus compensation in 2004—$151,500 of which was in the form of a signing bonus upon his appointment as CEO and the remaining $50,500 representing a discretionary incentive bonus. In March 2006, Mr. Johnson received $280,000 in bonus compensation for the 2005 plan year. In March 2007, Mr. Johnson received $840,000 in bonus compensation for the 2006 plan year. Under his new employment agreement entered into on March 8, 2007, Mr. Johnson’s target bonus level will be one times his annual salary.

In conjunction with his appointment as CFO, Mr. McCurdy received a guaranteed minimum bonus of $100,000 in 2007 for the 2006 plan year less any payments made to him during 2006 under the Grant Geophysical, Inc. 2006 bonus plan. This amount represents the target bonus amount from the original Grant 2006 bonus plan. Mr. McCurdy received $34,511 under the Grant 2006 bonus plan. The remainder of this minimum bonus, $65,489, was paid out in March 2007 and an additional discretionary bonus of $50,000 was also awarded.

In conjunction with his appointment as Controller in May 2006, Mr. Yu received a signing bonus in the amount of $20,000 which was paid in June 2006. In March 2007, Mr. Yu received $35,000 in bonus compensation for the 2006 plan year.

In conjunction with his appointment as President—International Seismic Operations, Mr. Miles received a guaranteed minimum bonus of $200,000 in 2007 for the 2006 plan year less any payments made to him during 2006 under the Grant Geophysical, Inc. 2006 bonus plan. This amount represents the target bonus amount from the original Grant 2006 bonus plan. Mr. Miles received $69,022 under the Grant 2006 bonus plan. The remainder of this minimum bonus, $130,978, was paid out in March 2007 and an additional discretionary bonus of $50,000 was also awarded.

In conjunction with his appointment as President—North American Seismic Operations in December 2005, Mr. White received a pro-rated bonus of a minimum of $50,000 plus an additional discretionary bonus of $25,000, which was paid in March 2006. Mr. White received a total of $200,000 in bonus compensation for the 2006 plan year, paid in March 2007.

In conjunction with his appointment as President—Processing and Interpretation in April 2004, Dr. Bell received a signing bonus in the amount of $10,000, which was paid in April 2004.

Compensation under the Senior Executive Incentive Program

During 2006, participants in the Senior Executive Incentive Program consisted of fifteen (15) executive officers including all of the named executive officers. The bonus pool for the Senior Executive Incentive Program is based upon Geokinetics’ annual financial performance. In the past, awards have also been made based upon a discretionary amount determined by the Board. The first payouts under the plan occurred in March 2004 for the 2003 plan year. For the 2005 plan year, the Board utilized its discretion to allocate an additional bonus pool with recommendations from the CEO.

Geokinetics’ Senior Executive Incentive Program for the 2006 plan year provided for the payment of incentive compensation, payable in cash, upon the attainment of the financial objectives outlined below. The Senior Executive Incentive Program for the 2007 plan year may change. For the 2005 plan year, Geokinetics’ Board exercised a degree of discretion in awarding some or all of the targeted incentive compensation when one or more of the underlying financial objectives may not have been met, particularly if this was the result of external factors over which the individual executive officer had no control. Geokinetics’ plan provides its senior management with the opportunity to earn additional sums as a bonus based upon Geokinetics’ annual performance in relation to cash flow. Cash flow is defined as earnings before depreciation, interest and taxes, less capital expenditure budget overages not previously approved by the Board (“EBITDA” less capital expenditure budget overages). At the end of the fiscal year, the Board established an annual bonus pool for senior executives and key employees consisting of 10% of the difference of EBITDA less capital expenditure budget overages (“bonus pool”). If earnings from operations (“EBIT”) are negative, then no bonuses are payable. Under the plan, the CEO received at least 50% of the bonus pool, subject to a limit of three times his base salary. The limit for the other participants was set at two times base salary. The Compensation Committee and the full Board could increase these limits. Additionally, the Compensation Committee has the discretion to allocate the bonus pool with recommendations from the CEO. Individual payouts under the plan are subject to the terms of any employment agreements entered into by the participants in the plan. The incentive bonus payouts are payable within 75 days of the end of the fiscal year. Pursuant to their individual employment agreements, Messrs. Johnson and Yu will not receive a pay-out under the plan if they have given notice of voluntary termination or if their employment has been terminated for cause before the payout date.

With respect to the financial performance objectives for the 2006 plan, in March 2007, bonuses of $2.2 million were paid to senior executives under the plan parameters. For the 2007 plan year, the Compensation Committee is reviewing the entire bonus plan and has recommended certain changes to the Board which changed the amount of the bonus pool and the manner in which the bonus pool is determined and allocated. In March 2007, Mr. Johnson executed a new employment agreement which effectively removed him from participation in the bonus plan.

During 2007, Geokinetics anticipates formalizing its performance management policies and programs, which are anticipated to affect the Senior Executive Incentive Program by including individual performance objectives in addition to financial and other corporate performance objectives. Geokinetics current plan focuses mainly on the attainment of financial objectives. Going forward, Geokinetics anticipates incorporating common corporate performance objectives intended to encourage attaining common corporate goals as well as individual performance objectives. In setting the performance objectives, the Compensation Committee anticipates including performance objectives that are viewed as reasonably achievable as well as others that are viewed as more of a challenge to achieve. The intent of the new performance management policies and procedures is to provide a better balance between financial, corporate and individual objectives to ensure that Geokinetics’ executive officers maintain their level of motivation throughout the year.

Geokinetics’ Compensation Committee has not adopted specific policies concerning the adjustment or attempted recovery of incentive compensation paid to any or all of the executive officers if the relevant performance objectives upon which such compensation were based were to be restated or otherwise adjusted in a manner that would have the effect of reducing the amounts payable or paid. However, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, if Geokinetics is  required to restate its financial statements due to material noncompliance with any financial reporting requirement under the federal securities laws as a result of misconduct, Geokinetics’ CEO and CFO are legally required to reimburse Geokinetics for any bonus or other incentive-based or equity-based compensation they received from Geokinetics during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement, as well as any profits they realized from the sale of Geokinetics securities during this 12-month period. Geokinetics intends to comply with all applicable laws in this area.

Equity Compensation

The historical practice of Geokinetics’ Board has been to grant equity-based awards to attract, retain, motivate and reward employees, particularly executive officers, and to encourage their ownership of an equity interest in Geokinetics. To date, such grants have consisted of incentive stock options, non-qualified stock options and restricted stock. Generally, the Board has granted awards of stock options or restricted stock to executive officers upon their appointment as executive officers, with the Company’s obligation to grant the awards typically memorialized in an offer letter or employment agreement, or an addendum to an employment agreement, entered into with the applicable executive officer. Incentive stock options were awarded to some of the named executive officers and key employees in November 2003 coinciding with the appointment of Mr. Johnson as CEO and the execution of new employment contracts with key employees. Non-qualified stock options were awarded to some executive officers and key employees in December 2005 as part of the Trace acquisition. Restricted stock grants were awarded to Mr. Johnson in connection with his new employment agreement entered into in March 2007 and some of the executive officers and key employees in September 2006 as part of the Grant acquisition.

All equity-based awards have been reflected in Geokinetics’ consolidated financial statements based upon the applicable accounting guidance. In December 2004, the FASB published FASB Statement No. 123 (revised 2004), Share-Based Payment (“FAS 123(R)” or the “Statement”). FAS 123(R) requires the Company to recognize in its financial statements the compensation cost relating to share-based payment transactions, including grants of employee stock options. Geokinetics has to measure the cost based on the fair value of the equity or liability instruments issued. FAS 123(R), which replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretive guidance, covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. To date, Geokinetics has only awarded stock options and restricted stock awards under its stock awards plan. Additionally, FAS 123(R) requires the Company to measure the cost of employee services received in exchange for stock options based on the fair value of the award on the grant date, and to recognize the cost over the period the employee is required to provide services for the award. FAS 123(R) permits Geokinetics to use any option-pricing model that meets the fair value objective in the Statement. Geokinetics adopted FAS 123(R) on a prospective basis beginning January 1, 2006, for stock-based compensation awards granted after that date and for unvested awards outstanding at that date using the modified prospective transition method. Geokinetics recognizes the fair value of stock-based compensation awards as compensation expenses in its statement of operations on a straight line basis over the vesting period.

During 2006, Geokinetics’ Board and executive management team changed its approach for granting equity-based awards. As a result, restricted stock awards were granted as part of the Grant acquisition in

September 2006 as opposed to incentive or non-qualified stock option awards. The last grants of incentive and non-qualified stock options were made in April 2006.

In 2003, each of Messrs. Johnson and Concannon received incentive stock option grants. Mr. Johnson was granted an option to purchase 134,062 shares (post-reverse split) which fully vested on October 1, 2006. Mr. Johnson exercised his option on all 134,062 shares on November 6, 2006. Mr. Concannon was granted an option to purchase 35,000 shares (post-reverse split), of which 23,333 shares were vested at the time of his resignation. Mr. Concannon exercised his option on the 23,333 shares on September 6, 2006. In 2004, Dr. Bell was granted an option to purchase 35,000 shares (post-reverse split) which became fully vested as of April 1, 2007. Dr. Bell has not exercised his options. These grants of incentive stock options to executive officers and other employees were granted with exercise prices equal to or exceeding the fair value of the underlying shares of common stock on the grant date as determined by the Board.

In December 2005 in conjunction with the Trace acquisition, Messrs. Johnson, Concannon, Bell and White received non-qualified stock option grants which vest in three equal installments, subject to stockholder approval. These options were granted “in-the-money” where the price of the stock on the grant date was greater than the exercise strike price. The strike price used for these option grants was the same as the price of the Private Investment in Public Equity (“PIPE”) offering used to finance the Trace acquisition. As part of the Trace acquisition, a valuation was completed by an independent business valuation firm and the exercise strike price of the non-qualified options was determined based on that valuation report. All of the awards granted in December 2005 are two-thirds vested with the final one-third vesting on December 1, 2007. Stockholder approval was obtained in November 2006 during the Company’s Annual Meeting of Stockholders. None of the named executive officers have exercised their non-qualified stock options, however, Mr. Concannon forfeited his option to purchase 11,000 shares (post-reverse split) upon his resignation from the Company.

In September 2006 in conjunction with the Grant acquisition, Messrs. McCurdy, Miles, White and Yu received grants of restricted stock which vest equally over three years beginning one year from the award date. The first one-third vests on September 8, 2007.

Geokinetics structures its cash incentive-based compensation so that it is taxable to the executive officers at the time it becomes available to them. Geokinetics currently intends to be able to take a tax deduction on all cash compensation paid. However, as it relates to equity-based awards, Geokinetics is not entitled to a deduction with respect to the issuance or exercise of incentive stock options. However, if the employee option holder causes the incentive stock option to be disqualified by disposing of his or her stock prematurely prior to the end of the requisite holding period, then Geokinetics may be able to take a deduction for that amount recognized by the employee option holder as ordinary income in the same year the employee option holder recognizes the income. In addition, Geokinetics’ grant of shares of restricted stock are not subject to performance vesting provisions and thus, may not be fully deductible by the Company at the time the grant is otherwise taxable to the grantee.

Geokinetics has not historically had a plan that requires the Company to grant equity-based awards to executive management on specified dates. However, Mr. Johnson’s new employment contract, executed on March 8, 2007, provides for an immediate award and that each year, effective March 15, and beginning in 2008, he will be awarded an annual equity award in the form of restricted stock and/or stock options calculated based on his then existing base salary and the closing price of Geokinetics’ common stock on the effective date of the award. The number of restricted shares will be set by the Board and/or the Compensation Committee in accordance with a long-term incentive plan to be adopted for senior executives. The lifting of restrictions on the restricted shares or the vesting of option shares will take place over a 4-year period, with a fourth of the restrictions being lifted and a fourth of the shares vesting on each of the first, second, third, and fourth anniversaries of the date of grant.

Historically, Geokinetics has not made grants of equity-based awards that were timed to precede or follow the release or withholding of material non-public information but were made in conjunction with key acquisitions and corporate actions designed to retain key personnel. It is possible that Geokinetics may establish programs or policies regarding the timing of equity-based awards in the future. The authority to make equity-based awards to executive officers rests with the Compensation Committee, which may consider the recommendations of the CEO and other executive officers.

Severance and Change of Control Payments

Geokinetics’ Board believes that it should provide reasonable severance benefits to Company employees, recognizing that it may be difficult for them to find comparable employment within a short period of time. The Board also believes it prudent that the Company should disentangle itself as soon as practicable from employees whose employment terminates. The Company’s historical practice for employees has been to make the termination of an employee effective at the expiration of a required advance notice period. In some situations, the termination of an employee is effective immediately upon the communication of the termination. In such cases, Geokinetics has continued to pay, on a post-termination basis, base salary compensation to the terminated employee under his or her employment agreement, if any, for the specified advance notice period. Geokinetics currently is not making any severance payments to any of its former executive officers.

Geokinetics employment agreements with the named executives provide for substantial payments in the event of termination of their respective employment agreements or if Geokinetics undergoes a change of control. The compensation due to the specific executive officer in the event of the termination varies depending on the nature of the termination and the type and timing of the termination. Additionally, the compensation due to the specific executive officer in the event of a change in control varies depending on the nature of the change in control and the resulting material impact to such executive’s title or duties or a negative impact on overall compensation. For additional information regarding the termination and change in control provisions of an individual executive’s employment agreement, refer to “Potential Payments Upon Termination or Change in Control” discussed later.

Other Benefits

Geokinetics believes establishing competitive benefit packages for its employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of the employee benefit plans, including Company-paid medical, dental, vision, group life and accidental death and dismemberment insurance and the 401(k) plan, on the same basis as other employees. As an additional benefit, Geokinetics maintains an individual life insurance policy at a rate of $300 per month for Mr. Johnson and Mr. White. The company also pays Dr. Bell $700 per month for his medical insurance needs. Mr. McCurdy and Mr. Miles received cash payouts in January 2007 in the amount of $16,827 for Mr. McCurdy and $25,753 for Mr. Miles, for accrued vacation earned through their employment with Grant existing at the time of the closing on the acquisition at the rate of their current base salary immediately prior to the closing of the acquisition. Additionally, Geokinetics currently provides a matching contribution up to 4.5% on a 6% employee contribution under its 401(k) and international retirement plans. Geokinetics does not offer pension or retirement benefits. International officers and employees may have slightly different employee benefit plans than those offered domestically, typically based on certain legal requirements in that specific country.

Perquisites

Geokinetics does not have a formal process for its Board or Compensation Committee to regularly review the perquisites received by members of senior management. Generally, perquisites are minimized and limited to items that support business development or allow for efficient time and resource management to enhance the productivity of the executive management team. The perquisites received by each senior executive are determined by his individual employment agreement. The specific perquisites which certain members of the executive management team are currently receiving or have received in the past include:

•       Reimbursement for all reasonable travel, entertainment and other expenses incurred in connection with the performance of his duties and obligations under his employment agreement;

•       A monthly automobile allowance;

•       Reimbursement for the rental of a corporate apartment; and

•       Paid membership in a lunch or country club of the executive’s choice.

Board Process

Until the formation of the Compensation Committee in May 2006, the full Board, with the exception of the CEO, acted in the capacity of the Compensation Committee. Mr. Johnson did, however, participate in deliberations with the Board concerning executive officer compensation. Going forward on at least an annual basis, the Compensation Committee will approve all compensation and awards to the CEO, CFO and the presidents of the business segments. With respect to equity compensation awarded to other employees, the Compensation Committee grants awards generally based on the recommendation of the CEO or other executive officers. The award of equity compensation is generally an event-driven negotiated process, such as the awarding of equity compensation to executives and key employees who were instrumental in completing the acquisitions of both Trace and Grant.

Summary Compensation Table

The following table sets forth information regarding compensation earned in or with respect to the last three fiscal years by:

•       each person who served as the chief executive officer in 2006;

•       each person who served as the chief financial officer in 2006; and

•       the three most highly compensated executive officers, other than the chief executive officer and chief financial officer, who were serving as an executive officer at the end of 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		All Other Compensation ($)(6)			Total ($)
David A. Johnson(1),	2006	$280,020	$280,000	(2)	$—		$—		$8,400	(4)		$568,420
President and CEO	2005	$243,335	$—		$—		$497,500	(7)	$8,400	(4)		$749,235
	2004	$240,000	$202,000	(2)	$—		$—		$—			$442,000
Scott A. McCurdy,	2006	$62,169	$9,511		$288,575	(5)	$—		$18,427	(3)	(4)	$378,682
Vice President and CFO
Richard F. Miles,	2006	$104,652	$19,022		$329,800	(5)	$—		$27,353	(3)	(4)	$480,827
COO
James White,	2006	$231,667	$75,000		$164,900	(5)	$796,000	(7)	$14,800	(4)		$1,282,367
Executive Vice President
M. Lee Bell,	2006	$190,000	$—		$—		$—		$13,200	(4)		$203,200
President—Processing	2005	$190,000	$25,000		$—		$99,500	(7)	$13,200	(4)		$327,700
and Interpretation	2004	$142,500	$—		$—		$182,000	(7)	—			$324,500
Thomas J. Concannon,	2006	$169,898	$50,000		$—		$—		$13,000	(4)		$232,898
Former CFO	2005	$161,670	$40,000		$—		$218,900	(7)	$19,500	(4)		$440,070
	2004	$150,000	$25,000		$—		$—		$—			$175,000
Chin H. Yu,	2006	$82,917	$20,000		$41,225	(5)	$—		$2,800	(4)		$146,942
Vice President—Finance; Former Interim CFO

(1)           Mr. Johnson has received no compensation for services rendered in his capacity as a member of the Board.

(2)           For 2006, the bonus amount reflects a combination of awards from the Senior Executive Incentive Program in the amount of $117,483 and a discretionary award by the Board in the amount of $162,517 for the 2005 calendar year. For 2004, the bonus amount includes a signing bonus of $151,500 and an incentive bonus of $50,500 for the 2003 calendar year.

(3)           Reflects additional compensation for accrued but unused vacation. Mr. McCurdy received $16,827 and Mr. Miles received $25,753.

(4)           Additional benefits received by the executive include monthly car allowances, paid life insurance, country club membership and the reimbursement for rental of corporate apartment. For 2006 and 2005, Mr. Johnson received reimbursement in the amount of $3,600 for life insurance payments and $4,800 for car allowance. For 2006, both Messrs. McCurdy and Miles received reimbursement in the amount of $1,600 for car allowance. For 2006, Mr. White received reimbursement in the amount of $5,200 for car allowance, $3,600 for life insurance and $6,000 for country club membership. For 2006 and 2005, Dr. Bell received reimbursement in the amount of $8,400 for medical insurance needs and $4,800 for car allowance. For 2006, Mr. Concannon received reimbursement in the amount of $9,800 for the rental of a corporate apartment and $3,200 for car allowance. For 2005, Mr. Concannon received reimbursement in the amount of $14,700 for the rental of a corporate apartment and $4,800 for car allowance. For 2006, Mr. Yu received reimbursement in the amount of $2,800 for car allowance.

(5)           On September 8, 2006 in conjunction with the acquisition of Grant, the Board awarded grants of restricted stock to executives and key employees, subject to stockholder approval which was obtained on November 1, 2006. The restricted stock awards vest equally over a three year period starting on September 8, 2006 with the restriction period ending in equal thirds on September 8, 2007, 2008 and 2009. Geokinetics stock closed at $16.50 on September 8, 2006 (post-reverse split). The value of the stock award is determined by multiplying the number of shares awarded at the $16.50 closing price. Each executive and employee who received restricted stock awards paid $0.01 per share of stock received. Mr. McCurdy paid $175.00, Mr. Miles paid $200.00, Mr. White paid $100.00 and Mr. Yu paid $25.00.

(6)           No amounts of executive compensation are deferred under the 401(k) plan.

(7)           The option awards were calculated using fair value based on a Black-Scholes valuation model, utilizing a 159% volatility, 10-year treasury bond rate at the grant date and the stock price at the grant date. For Messrs. Johnson, White, Bell and Concannon’s 2005 option awards, the fair value at the grant date was $19.90 (post-reverse split). For Dr. Bell’s 2004 option award, the fair value at the grant date was $5.20 (post-reverse split).

Equity-Related Compensation

2006 Grants of Plan-Based Awards

Set forth in the table below is information regarding:

•       Cash amounts that could have been received in 2006 by the named executive officers under the terms of the senior management incentive compensation plans or individual employment agreements; and

•       Stock option or restricted stock awards granted by the Compensation Committee to the named executive officers in 2006, reflected on an individual grant basis.

All awards were granted under the 2002 Stock Awards Plan and no outstanding options or equity-based awards were repriced or materially modified after the grant date. These grants represent all of the awards to the named executive officers under any plan during or with respect to 2006.

Name	Grant Date		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price (post-reverse split)
David A. Johnson,	12/1/2005		$499,250	(5)	—		25,000	$12.50	$20.00
President and CEO	10/1/2003		$4,272,556	(5)	—		134,062	$0.60	$0.60
Scott A. McCurdy,	9/8/2006	(1)	$568,225	(4)	17,500		—	—	—
Vice President and CFO
Richard F. Miles,	9/8/2006	(1)	$649,400	(4)	20,000	(6)	—	—	—
COO
James White,	9/8/2006	(1)	$324,700	(4)	10,000		—	—	—
Executive Vice President	12/1/2005		$798,800	(5)	—		40,000	$12.50	$20.00
M. Lee Bell,	12/1/2005		$99,850	(5)	—		5,000	$12.50	$20.00
President—Processing	4/1/2004		$954,450	(5)	—		35,000	$5.20	$5.20
and Interpretation
Thomas J. Concannon,	12/1/2005		$—	(2)	—		11,000	$12.50	$20.00
Former CFO	11/12/2003		$1,048,950	(5)	—		35,000	$2.50	$2.50
Chin Yu,	9/8/2006	(1)	$81,175	(4)	2,500		—	—	—
Vice President—Finance; Former Interim CFO

(1)           The fair value of the restricted stock awards granted on September 8, 2006 in conjunction with the acquisition of Grant, was determined using the closing price of the stock of $16.50 (post-reverse split) on September 8, 2006. Each executive and employee who received a restricted stock awards paid $0.01 per share of stock received. Mr. McCurdy paid $175.00, Mr. Miles paid $200.00, Mr. White paid $100.00 and Mr. Yu paid $25.00.

(2)           Mr. Concannon’s unvested and unexercised 11,000 non-qualified and 11,667 incentive stock options forfeited upon his resignation. There is no expected future payout on the options awarded on December 1, 2005.

(3)           The incentive stock options grants in 2003 to the executive officers and other employees, were granted with exercise prices equal to or exceeding the fair value of the underlying shares of common stock on the grant date, as determined by the Board. The non-qualified stock option grants in December 2005 were granted “in-the-money” where the current price of the stock on the grant date was greater than the exercise strike price. The strike price used for these option grants was the same as the price of the PIPE offering used to finance the Trace acquisition. As part of the Trace acquisition, a valuation was completed by an independent business valuation firm and the exercise strike price of the non-qualified options was determined based on that valuation report.

(4)           The estimated future payout value is determined by multiplying the number of shares awarded by the closing stock price of $32.47 on December 29, 2006.

(5)           The estimated future payout value is determined by multiplying the number of options awarded by the sum of the closing stock price of $32.47 on December 29, 2006 less the exercise price of the option.

(6)           Under an amendment to his employment agreement, effective as of September 8, 2006, Mr. Miles’ restricted stock award was increased from 15,000 shares to 20,000 shares.

Outstanding Equity Awards as of December 31, 2006

The following table provides information as of December 31, 2006, regarding vested and unvested stock options and restricted stock awards held by each of the named executive officers.

		Option Awards(3)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
David A. Johnson, President and CEO	12/1/2005	16,667	8,333	$12.50	12/1/2015	—	—
Scott A. McCurdy, Vice President and CFO	9/8/2006	—	—	—	—	17,500	$568,225	(2)
Richard F. Miles, COO	9/8/2006	—	—	—	—	20,000	$649,400	(2)
James White, Executive Vice President	12/1/2005	26,667	13,333	$12.50	12/1/2015	10,000	$324,700	(2)
M. Lee Bell, President—Processing and Interpretation	12/1/2005	3,333	1,667	$12.50	12/1/2015	—	—
Thomas J. Concannon, Former CFO(1)	4/1/2004	23,333	11,667	$5.20	4/1/2014	—	—
Chin Yu, Vice President—Finance; Former Interim CFO	9/8/2006	—	—	—	—	2,500	$81,175	(2)

(1)           Mr. Concannon’s unvested and unexercised 11,000 non-qualified and 11,667 incentive stock options forfeited upon his resignation, thus there are no outstanding equity awards for him.

(2)           The market value is determined by multiplying the number of shares that have not vested by the closing stock price of $32.47 on December 29, 2006.

(3)           On December 1, 2005 in conjunction with the acquisition of Trace, the Board awarded grants of non-qualified stock options to executives and key employees, subject to stockholder approval which was obtained on November 1, 2006. The non-qualified stock option vest equally over a three-year period starting on the grant date of December 1, 2005 and ending on December 1, 2007.

Option Exercises and Stock Vested as of December 31, 2006

The following table provides information as of December 31, 2006, regarding options exercised and vested stock awards held by each of the named executive officers.

	Option Awards		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David A. Johnson, President and CEO	134,062	$3,485,612	—	$—
Scott A. McCurdy, Vice President and CFO	—	$—	—	$—
Richard F. Miles, COO	—	$—	—	$—
James White, Executive Vice President	—	$—	—	$—
M. Lee Bell, President—Processing and Interpretation	—	$—	—	$—
Thomas J. Concannon, Former CFO	23,333	$384,995	—	$—
Chin Yu, Vice President—Finance; Former Interim CFO	—	$—	—	$—

(1)          The executives exercised their incentive stock options but are holding their shares. Mr. Johnson exercised his options on October 27, 2006 at a closing stock price of $26.00 (post-reverse split). Mr. Concannon exercised his options on September 6, 2006 at a closing stock price of $16.50 (post-reverse split).

(2)          No restricted stock awards have vested to date for the named executives. The restrictions lift on the first one-third on September 8, 2007.

Pension Benefits

None of the named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of the named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change in Control

Geokinetics has entered into employment agreements with the named executive officers that require the Company to make payments upon the severance of employment or a change in control of the Company. The specific payment amount and the benefit levels received by each executive are determined under the provisions of that executive’s particular employment agreement. These arrangements are discussed below.

Chief Executive Officer—David A. Johnson

Under his agreement dated September 30, 2003, Mr. Johnson was entitled to compensation in the event there was a material negative change in his job scope or remuneration package including a change in control, as defined in the 2002 Stock Awards Plan. In the absence of severance for cause, he would have had the right to sever his employment and receive a severance package equal to three times the sum of his base salary and his most recent non-zero cash bonus. In the event a material negative change in his job scope or remuneration package occurred on December 31, 2006, Mr. Johnson would have received $1,680,060.

The employment agreement with Mr. Johnson prohibited him from competing in the seismic services industry during the term of his employment and for a period of two years after the termination of his employment for any reason. The non-compete was restricted to areas where Geokinetics was operating at the time of his termination. His employment agreement also included a provision relating to non-disclosure and confidentiality with respect to disclosure of Geokinetics proprietary or confidential information.

On March 8, 2007, Geokinetics executed a new employment agreement with Mr. Johnson. Mr. Johnson is entitled to compensation in the event there is a material negative change in his job scope or remuneration package (including severance at the Company’s request or associated with a change of control). In the absence of termination for cause, he will have the right to terminate his employment and receive a severance package equal to two times the sum of his base salary and the most recent non-zero cash bonus. In addition, all restrictions will be lifted from the 50,000 share restricted stock award he was granted pursuant to this new agreement. Until March 15, 2008, there will be a limit on this severance payment of $1.4 million and the severance payments will be made in 24 equal monthly installments beginning immediately upon termination.

Under the new agreement, Mr. Johnson agrees not to compete in the seismic services industry during his employment and for a period of two years after termination if he is terminated for cause or voluntarily leaves, or if the agreement terminates as a result of a material change in his job scope or remuneration package as described above, so long as the payment described above is made. The non-compete provision would be restricted to the areas where Geokinetics is operating at the time of his termination. This new agreement also includes a provision relating to non-disclosure and confidentiality with respect to disclosure of Geokinetics proprietary or confidential information.

Chief Financial Officer—Scott A. McCurdy

Under his employment agreement, dated August 16, 2006, if his employment is terminated for any reason other than for cause, Mr. McCurdy is entitled to receive as compensation a sum equal to his annual base salary plus his most recent non-zero annual cash bonus, payable in a single lump sum on his termination date. In the event his employment was severed on December 31, 2006, Mr. McCurdy would have received $209,511, payable on his termination date. Additionally, Geokinetics will continue to pay for his medical insurance coverage at the existing level for one year following his termination date.

In the event of a change in control, as defined in the 2002 Stock Awards Plan, that results in a diminution of Mr. McCurdy’s duties, responsibilities or position in the management of the Company and/or results in a material negative impact on his remuneration, he has the right to terminate his employment agreement with Geokinetics by providing written notice within 90 days following the occurrence of the material negative event by giving the Company 60 days’ notice. He will be entitled to receive as compensation a sum equal to his annual base salary payable in a single lump sum on his termination date. In the event a change of control resulting in a material negative change in his job scope or remuneration package occurred on December 31, 2006, Mr. McCurdy would have received $200,000, payable on his termination date.

Geokinetics’ employment agreement with Mr. McCurdy prohibits him from competing in the seismic services industry during the term of his employment and for a period of one year after the termination of his employment for any reason. The non-compete is restricted to areas where Geokinetics is operating at the time of his termination. His employment agreement also includes an executed non-disclosure and confidentiality agreement with respect to disclosure of Geokinetics proprietary or confidential information.

Vice President—Finance and Former Interim Chief Financial Officer—Chin H. Yu

If his employment is severed for any reason other than for cause, under his employment agreement dated July 17, 2006, Mr. Yu is entitled to receive as compensation a sum equal to his annual base salary. In the event his employment was severed on December 31, 2006, Mr. Yu would have received $150,000. The employment agreement with Mr. Yu does not contain a non-compete clause.

Chief Operating Officer—Richard F. Miles

Under his employment agreement effective September 8, 2006, if his employment is severed for any reason other than for cause, Mr. Miles is entitled to receive as compensation a sum equal to his annual base salary. In the event his employment was terminated on December 31, 2006, Mr. Miles would have received $336,672, payable on his termination date. Additionally, Geokinetics will continue to pay for his medical insurance coverage at the existing level for one year following his termination date.

Geokinetics’ employment agreement with Mr. Miles prohibits him from competing in the seismic services industry during the term of his employment and for a period of one year after the termination of his employment either at the company’s election or if he voluntarily leaves. The non-compete is restricted to areas where the Company is operating at the time of his termination. His employment agreement also includes an executed non-disclosure and confidentiality agreement with respect to disclosure of Geokinetics proprietary or confidential information.

Executive Vice President—James C. White

If his employment is severed for any reason other than for cause, under his employment agreement dated September 20, 2006, Mr. White is entitled to receive as compensation a sum equal to two times his annual base salary plus his most recent bonus. In the event his employment was severed on December 31, 2006, Mr. White would have received $670,000. Additionally, Geokinetics will pay for his medical insurance coverage at the existing level for twenty-four months following his termination date.

Geokinetics’ employment agreement with Mr. White prohibits him from competing in the seismic services industry if his employment terminates during the term of his agreement for a period of 24 months from the date of termination. The non-compete is restricted to areas involved in the same or similar work of the seismic service industry as Geokinetics. The employment agreement with Mr. White further provides that he is prohibited from contacting, communicating with, or soliciting business of any the company’s customers or acquisition prospects with whom he made contact or learned about while employed with Geokinetics, for a period of twelve months from the date of termination. His employment agreement also includes an executed non-disclosure and confidentiality agreement with respect to disclosure of Geokinetics proprietary or confidential information.

On March 5, 2007, Mr. White executed a supplement to his employment agreement which provided that from January 1, 2008 until February 1, 2008, he would have the right to make a one-time election to terminate his employment with Geokinetics. Upon making this election, Mr. White would receive a severance package equal to two times the sum of his base salary plus the most recent bonus, paid monthly over the 24 months immediately following the election. Additionally, Geokinetics would pay for COBRA insurance coverage for 24 months. Mr. White is also prohibited from competing in the seismic service industry during his employment and for a period of two years after termination if he elects to voluntarily leave. The non-compete provision is restricted to areas where Geokinetics operating at the time of his termination.

President—Processing and Interpretation—M. Lee Bell

If his employment is severed for any reason other than for cause, under his employment agreement dated March 16, 2004, Dr. Bell is entitled to receive as compensation a sum equal to his annual base salary plus his most recent bonus. In the event his employment was terminated on December 31, 2006, Dr. Bell would have received $215,000, payable on his termination date. Additionally, Geokinetics will continue to pay for his medical insurance coverage at the existing level for one year following his termination date.

In the event of a Change in Control, as defined in the 2002 Stock Awards Plan, which results in a material negative impact on his job scope or remuneration package, he has the right to terminate his employment agreement. He will be entitled to receive as compensation a sum equal to his 1.5 times his annual base salary payable in a single lump sum on his termination date. In the event a change in control results in a material negative change in his job scope or remuneration package occurred on December 31, 2006, Dr. Bell would have received $285,000, payable on his termination date.

Geokinetics’ employment agreement with Dr. Bell prohibits him from competing in the seismic services industry during the term of his employment and for a period of two years after the termination of his employment if he voluntarily leaves the Company. If he is terminated at the Company’s initiation, the non-compete requirement is no longer in force. The non-compete is restricted to areas where Geokinetics is operating at the time of his termination. His employment agreement also includes an executed non-disclosure and confidentiality agreement with respect to disclosure of Geokinetics proprietary or confidential information.

Executive Employment Arrangements

Geokinetics is a party to the following employment agreements with the named executive officers as of December 31, 2006. Various provisions of these employment agreements have been discussed in previous sections. The cash component, which consists of the base salary and the incentive bonus, represent the largest proportion of the overall compensation package for each executive.

Geokinetics was a party to an employment agreement dated September 30, 2003, with David A. Johnson, pursuant to which Mr. Johnson served as the President and Chief Executive Officer reporting directly to the Board of Directors. The compensation payable to Mr. Johnson under the employment agreement consisted of: (i) an annual base salary of $240,000 per year (reviewed annually), (ii) participation in the Senior Executive Incentive Program equal to at least 50% of the Bonus Pool established thereunder, subject to a limit of three times base salary and (iii) an option to acquire 134,062 shares of Common Stock (post reverse split), at an exercise price of $0.60 per share, exercise price being the fair market value of the Common Stock on the date of grant. The option has a ten-year term and vests over three years in six (6) equal increments, with the first increment vesting three months from the date of hire, the second vesting 12 months from the date of hire, and subsequent increments vesting on each of the four six-month anniversaries of the date of hire thereafter. Mr. Johnson received a one-time signing bonus of $151,500. Bonuses are payable within 90 days of the end of the Company’s fiscal year provided no notice of voluntary termination of employment has been given and no termination of employment for cause has occurred before the scheduled payment date. Mr. Johnson was also entitled to a lump sum payment equal to three times the sum of his current base salary and the most recent non-zero cash bonus in the event there was a material negative change in Mr. Johnson’s job scope or remuneration package. Pursuant to the employment agreement, Mr. Johnson has agreed not to compete in the seismic services industry during his employment and for two years after termination for any reason. Mr. Johnson’s employment may be terminated by either party for any reason, subject to the provisions of the employment agreement.

On March 8, 2007, Geokinetics entered into a new employment agreement with Mr. Johnson pursuant to which Mr. Johnson will continue to serve as President and Chief Executive Officer of the Company reporting directly to the Board of Directors. The compensation payable to Mr. Johnson under the employment agreement consists of: (i) an annual base salary of $350,000 per year (reviewed annually), (ii) participation in an incentive bonus program where he can earn additional sums as a bonus based upon the Company’s annual performance and various other performance metrics mutually agreed annually by Mr. Johnson and the Board and/or the Compensation Committee of the Board. Mr. Johnson’s target bonus level will be one times his annual salary. The Board and/or the Compensation Committee have discretion to adjust the actual award based on the performance factors above. The bonus is payable within

75 days of the end of the fiscal year, provided that no notice of voluntary termination has been given by Mr. Johnson and no termination of his employment for cause has taken place before such date; and (iii) an award of 50,000 restricted shares of Geokinetics’ common stock with restrictions lifting over a four-year period, with 1/4 lifted on each of the first, second, third and fourth anniversaries of the date of the award date. The restrictions on these shares will be lifted upon Mr. Johnson’s death. Other conditions relating to the lifting of restrictions from the 2002 Stock Awards Plan, as amended, will apply, including lifting of restrictions due to change of control. In the event of a material negative change in his job scope or remuneration package (including severance at the Company’s request or associated with a change of control) and in the absence of termination for cause, Mr. Johnson will have the right to terminate his employment and receive a severance package equal to two times the sum of his base salary and the most recent non-zero cash bonus. In addition, all restrictions will be lifted from the 50,000 share restricted stock award he was granted under the new employment agreement. Until March 15, 2008, there will be a limit on this severance payment of $1.4 million. Severance payments will be made in 24 equal monthly installments beginning immediately upon Mr. Johnson’s termination. Pursuant to the new employment agreement, Mr. Johnson has agreed not to compete in the seismic services industry during his employment and for two years after termination if he is terminated for cause; voluntarily leaves his employment with Geokinetics; or he terminates as a result of a material negative change in his job scope or remuneration package severance at the Company’s request or associated with a change of control.

Geokinetics is a party to a three-year employment agreement dated August 23, 2006, and amended effective as of September 8, 2006, with Richard F. Miles, pursuant to which Mr. Miles agreed to serve as the President of Grant Geophysical. The compensation payable to Mr. Miles under the employment agreement consists of: (i) an annual base salary of $336,672 per year (reviewed annually), (ii) participation in the Senior Executive Incentive Program up to an annual bonus limit of two times base salary and (iii) an award of 20,000 restricted shares of Geokinetics Common Stock, which restrictions will be lifted in three equal annual installments beginning one year from date of hire. Mr. Miles is also entitled to a lump sump payment equal to one times his current base salary plus his most recent bonus if Geokinetics terminates Mr. Miles’ employment for any reason other than for cause. The employment agreement also provides that Mr. Miles will not compete in the seismic services industry during his employment and for one year after a voluntary termination of employment by Mr. Miles. On March 5, 2007, Mr. Miles was named Chief Operating Officer.

Geokinetics is a party to a three-year employment agreement, dated August 16, 2006, with Scott A. McCurdy, pursuant to which Mr. McCurdy serves as the Vice President and Chief Financial Officer of the Company. The compensation payable to Mr. McCurdy under the employment agreement consists of: (i) an annual base salary of $200,000 per year (reviewed annually), (ii) participation in the Senior Executive Incentive Program up to an annual bonus limit of two times base salary and (iii) an award of 17,500 restricted shares (post-reverse split) of Geokinetics Common Stock, which restrictions will be lifted in three equal annual installments beginning September 8, 2007. Mr. McCurdy is also entitled to a lump sump payment equal to one times his current base salary plus his most recent annual non-zero cash bonus if Geokinetics terminates his employment for any reason other than for cause. The employment agreement also provides that Mr. McCurdy will not compete in the seismic services industry during his employment and for one year after a voluntary termination of employment by Mr. McCurdy.

Geokinetics is a party to a three year employment agreement dated December 1, 2005, with James C. White, pursuant to which Mr. White agreed to serve as President of Quantum Geophysical, Inc. The compensation payable to Mr. White under the employment agreement consists of: (i) an annual base salary of $220,000 per year (reviewed annually), (ii) participation in the Senior Executive Incentive Program up to an annual bonus limit of two-times base salary and (iii) an option to acquire 40,000 shares of Geokinetics Common Stock (post-reverse split), at an exercise price of $12.50 per share, such exercise price being below the fair market value of the Common Stock on the date of grant. The option has a ten-year term and vests in three equal increments, with the first increment vesting upon the date of grant, the second increment vesting one year from the date of grant and the final increment vesting on the second anniversary of the grant date. Mr. White is also entitled to a lump sum payment equal to 1.75 times his current base salary if Geokinetics terminates Mr. White’s employment for any reason other than for cause. The employment agreement also provides that Mr. White will not compete in the seismic services industry during his employment and for 1.75 years after a voluntary termination of employment by Mr. White.

Mr. White’s employment agreement was amended on September 20, 2006, to reflect an increase in his annual salary to $260,000 effective September 16, 2006. Additionally, Mr. White was awarded 10,000 restricted shares of Geokinetics stock (post-reverse split) with restrictions lifted in three equal annual installments beginning one year from the grant date. The agreement was amended to also reflect a change in the level of severance payment, increasing the amount Mr. White would be entitled to receive as compensation a sum equal to two times the sum of his annual salary and most recent bonus.

On March 5, 2007, Mr. White’s employment agreement was modified to reflect his new position as Executive Vice President reporting to the COO. From January 1, 2008 until February 1, 2008, Mr. White has the right to make a one-time election to sever his employment with the Company by giving written notice. Should Mr. White make this one-time election, he will receive a severance package equal to two times the sum of his base salary plus the most recent bonus, paid monthly over the 24 months immediately following his election. The Company will also pay for COBRA insurance coverage for twenty-four months. Mr. White agrees not to compete in the seismic service industry during his employment and for a period of two years after termination if he elects to voluntarily leave his employment with the Company. The non-compete is restricted to the areas where the Company is operating at the time of his termination.

Geokinetics is a party to a three year employment agreement dated March 14, 2004, with M. Lee Bell, pursuant to which Dr. Bell served as President—Processing and Interpretation for Geophysical Development Corporation, a subsidiary of the Company. The compensation payable to Dr. Bell consists of: (i) an annual base salary of $190,000 per year (reviewed annually) and (ii) participation in the Senior Executive Incentive Program up to an annual bonus limit of two times base salary. Dr. Bell is also entitled to compensation equal to one times his current base salary plus his most recent bonus if Geokinetics severs his employment for any reason other than for cause. The employment agreement also provides that Dr. Bell will not compete in the seismic services industry during his employment and for two year after a voluntary termination of employment by Dr. Bell. If Dr. Bell is terminated at the Company’s initiation, then the non-compete requirement will no longer be in force.

Geokinetics is a party to a three year employment agreement dated May 23, 2006, with Chin Yu, pursuant to which Mr. Yu agreed to serve as the Controller of the Company. This agreement was amended on September 1, 2006, pursuant to which Mr. Yu serves as Vice President of the Company. The compensation payable to Mr. Yu under the amended employment agreement consists of: (i) an annual base salary of $150,000 per year effective September 1, 2006 (reviewed annually), (ii) participation in the Senior Executive Incentive Program up to an annual bonus limit of two times base salary and (iii) an award of 2,500 restricted shares of Geokinetics Common Stock, (post-reverse split on November 3, 2006) which restrictions will be lifted in three equal annual installments beginning one year from the Effective Date. Mr. Yu is also entitled to a lump sump payment equal to one times his current base salary if Geokinetics severs Mr. Yu’s employment for any reason other than for cause.

Director Compensation

Prior to 2006, Geokinetics’ non-employee directors were not compensated for their services as directors. They were, however, reimbursed for their actual expenses incurred in attending meetings of the Board. The CEO, Mr. Johnson, is the only employee director and he receives no compensation in his capacity as a director. On May 17, 2006, the Board established three board committees: the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Gary M. Pittman was selected as chairman of the Audit Committee with Christopher M. Harte and

William R. Ziegler serving as additional members. Upon his appointment to the Board on May 15, 2007, Christopher D. Strong was selected to serve on the Audit Committee replacing Mr. Ziegler, who was serving on the Audit Committee at the fiscal year ended December 31, 2006. Mr. Harte was selected as chairman of the Compensation Committee with Mr. Ziegler and Mr. Pittman serving as additional members. Mr. Ziegler was selected as chairman of the Corporate Governance and Nominating Committee with Mr. Harte and Mr. Pittman serving as additional members.

On September 6, 2006, Geokinetics adopted a policy effective from January 1, 2006, under which each incumbent non-employee Director received an annual retainer of $15,000, with an additional stipend of $15,000 for the Chairman of the Board, $7,500 for the Chairman of the Audit Committee and $5,000 for the Chairman of the Compensation Committee. Each director is also entitled to receive $1,000 per Board meeting attended and $250 per committee meeting attended in person or by telephone. Effective April 1, 2007, the Compensation Committee increased the annual retainer for directors to $25,000 and increased the committee meeting fee to $500 per meeting.

Additionally for 2006, each incumbent non-employee director was entitled to receive a one-time award of $50,000 of restricted stock based on the fair market value of Geokinetics stock at the close of business on September 6, 2006. The number of shares to be issued to each director is determined by dividing $50,000 by such closing price, thus each incumbent director was awarded 3,030 shares of restricted stock. The stock grants vest over a period of three years, with equal annual vesting over that period, subject to earlier vesting in the event of death or disability of a director or a change of control transaction. The first one-third of the restricted shares vest on September 6, 2007. Robert L. Cabes, Jr., who was appointed to the Board on November 2, 2006, also received 3,030 shares of restricted stock subject to a three-year vesting period with the first one-third of the restricted shares vesting on November 2, 2007. Going forward, the Board intends to grant future equity awards on an annual basis in an amount recommended by the Compensation Committee and approved by the full Board. On May 23, 2007, the Compensation Committee recommended an award of $50,000 of restricted stock based on the fair value of Geokinetics stock at the close of business on May 23, 2007. Each incumbent director was awarded 1,785 shares of restricted stock which vest over a period of three years, with equal annual vesting over that period, subject to earlier vesting in the event of death or disability of a director or a change of control transaction. Pursuant to the Board resolution authorizing this policy, the issuance to new non-employee Directors will occur automatically, and this policy will continue until amended or terminated by the Board. The value of the restricted Common Stock received by the non-employee Directors is ordinary taxable income for each recipient. There is no deferred compensation for directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Total ($)
William R. Ziegler	$39,500	$50,000	$89,500
Chairman of the Board; Chairman of Corporate Governance and Nominating Committee
Gary M. Pittman	$27,579	$50,000	$77,579
Chairman of Audit Committee(1)
Christopher M. Harte	$28,750	$50,000	$78,750
Chairman of Compensation Committee
Steven A. Webster, Director	$24,000	$50,000	$74,000
Robert L. Cabes, Jr., Director(2)	$3,505	$78,780	$82,285

(1)          Mr. Pittman joined the Board of Directors in May 2006.

(2)          Mr. Cabes joined the Board of Directors in November 2006 after the Annual Meeting of Stockholders. He is obligated under his employment with Avista Capital Holdings LP to transfer any remuneration he receives as a director of the company to Avista.

(3)          Each director was awarded 3,030 shares of restricted stock which was determined by dividing $50,000 by the closing price of the stock of $16.50 (post-reverse split) on September 6, 2006. Mr. Cabes, who was appointed to the Board on November 2, 2006, was also awarded 3,030 shares upon his appointment.

Compensation Committee Report

The Compensation Committee was established on May 17, 2006. Prior to that date, the full Board of Directors made decisions relating to the compensation of the Company’s executive officers. The first formal meeting of the Compensation Committee was held on January 24, 2007. The Compensation Committee consists of three directors, Messrs. Christopher M. Harte (chairman), William R. Ziegler and Gary M. Pittman. The Board has determined that Messrs. Pittman and Harte are “independent” as defined under the American Stock Exchange rules. Mr. Ziegler is not independent. Each member of the Compensation Committee qualifies as a non-employee director.

The Board of Directors has adopted a Compensation Committee charter which outlines the Committee’s primary duties to include among other things:

•       approving the total remuneration and employment agreements for the Company’s executive officers;

•       reviewing the compensation, benefit and equity-based plans, programs and payments for all employees; and

•       reviewing and approving the Company’s goals and objectives relevant to the compensation of the CEO.

The Compensation Committee charter is available on the Geokinetics’ website at www.geokinetics.com.

The CEO may make recommendations to the Compensation Committee relating to executive and director compensation. The Compensation Committee may also form and delegate its authority to subcommittees as appropriate. No member of the Compensation Committee has ever been an executive officer or employee of the Company. There are no interlocks or insider participation as none of the Company’s executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of any other entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

Compensation Committee Statement

The Compensation Committee has prepared this Compensation Committee Report as required by the SEC. The Compensation Committee reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement, and based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The undersigned members of the Compensation Committee have submitted this report to the Board of Directors.

Compensation Committee,

Christopher M. Harte (Chairman)
William R. Ziegler
Gary M. Pittman

Audit Committee Report

The Audit Committee was formed on May 17, 2006, to oversee matters relating to the accounting and financial reporting practices for the Company on behalf of the Board of Directors. The first formal meeting of the Audit Committee was held on August 14, 2006. As of the date of this proxy statement, the Audit Committee consists of three directors, Messrs. Gary M. Pittman (Chairman), Christopher M. Harte and Christopher D. Strong. Upon his appointment to the Board on May 15, 2007, Mr. Strong was selected to serve on the Audit Committee replacing Mr. Ziegler, who was serving on the Audit Committee at the fiscal year ended December 31, 2006. The Board has determined that Messrs. Pittman, Harte and Strong are “independent” as defined under the American Stock Exchange rules. The Board of Directors has affirmatively determined that Messrs. Pittman (chairman of the Audit Committee) and Strong each satisfy the definition of “Audit Committee financial expert,” and has designated each of them as an “Audit Committee financial expert.”

The Board of Directors has adopted an Audit Committee charter that requires the Audit Committee to oversee the Company’s financial reporting process and report the results of its activities to the Board. The primary duties of the Audit Committee consist of, among other things:

•       retaining independent legal, accounting or other advisors;

•       reviewing the Company’s annual and quarterly financial statements and reports and discussing the statements and reports with the Company’s independent accountants and management;

•       reviewing and approving all related party transactions; and

•       establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding financial controls, accounting or auditing matters.

The Audit Committee charter is available on the Geokinetics’ website at www.geokinetics.com.

For the fiscal year ended December 31, 2006, the Audit Committee met three times to discuss the interim financial information contained in the second and third quarter earnings announcement and the Forms 10-Q and Form 10-K with management and independent accountants prior to release and filing with the SEC.

On September 18, 2006, the Board of Directors appointed the firm of UHY LLP, independent certified public accountants, to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2006. This appointment of UHY was ratified by stockholders on November 1, 2006. UHY completed a review of the Company’s unaudited condensed quarterly financial statements for the quarter ended September 30, 2006, which was included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

Fitts, Roberts & Co., P.C. (“Fitts, Roberts”), the Company’s former independent accountants, completed a review of the Company’s unaudited condensed quarterly financial statements for the quarters ended March 31, 2006 and June 30, 2006, which were included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC. Fitts, Roberts’ reports on the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2005 and 2004 and through September 12, 2006, there were no disagreements with Fitts, Roberts on any accounting principles or practices, financial statement disclosure or auditing scope or procedure which would have caused Fitts, Roberts to reference them in its reports on the Company’s financial statements for such years. No reportable event as described in paragraph (a)(1)(v) of item 304 of Regulation S-K occurred during the years ended December 31, 2005 and 2004 and through September 12, 2006.

Audit Committee Statement

The Audit Committee has prepared this Audit Committee report as required by the SEC and hereby reports that the Audit Committee has:

1.                reviewed and discussed the audited financial statements for the fiscal year with management and the independent accountants prior to their issuance in the Company’s periodic reports filed with the SEC;

2.                in connection with such financial statement and disclosure reviews, management advised the Audit Committee that the financial statements had been prepared in accordance with generally accepted accounting principles and significant accounting disclosures were reviewed with the Audit Committee;

3.                discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communications with Audit Committee;

4.                received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountant the independent accountant’s independence;

5.                reviewed all fees, both audit related and non-audit related, of the independent accountant and considered the provision of non-audit services to be compatible with the maintenance of the independent accountant’s independence; and

6.                met with the independent accountant, with and without management present, to discuss the results of the audit and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions indicated above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

The undersigned members of the Audit Committee have submitted this report to the Board of Directors.

Audit Committee,

Gary M. Pittman (Chairman)
Christopher M. Harte
William R. Ziegler

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND SELLING STOCKHOLDER

The following table sets forth, as of May 21, 2007, the number of shares of Geokinetics common stock beneficially owned by (i) each person known by Geokinetics (based on filings under Section 13(d) or 13(g) of the Exchange Act) to be the holder of more than five percent of Geokinetics voting securities, (ii) each director, (iii) each executive officer, and (iv) all of Geokinetics directors and officers as a group. None of the directors or named executive officers own any of Geokinetics Series B Preferred Stock, and Geokinetics is not aware of any such person who owns more than five percent of Geokinetics Series B Preferred Stock. Unless otherwise indicated, each holder has sole voting and investment power with respect to the shares of common stock owned by such holder.

Directors and Executive Officers

Name and Address of Directors and Executive Officers	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Steven A. Webster	Common	1,392,998 shares(2)(3)	13.44%
1000 Louisiana, Suite 1500 Houston, Texas 77002
William R. Ziegler	Common	918,931 shares(3)(6)	8.89%
230 Park Avenue New York, Suite 1130 New York, New York 10169
David A. Johnson	Common	146,028 shares(11)	1.41%
One Riverway, Suite 2100 Houston, Texas 77056
Christopher M. Harte	Common	87,073 shares(3)(9)	0.84%
P. O. Box 696 Spicewood, Texas 78669
Lynn A. Turner	Common	63,333 shares(8)	0.61%
One Riverway, Suite 2100 Houston, Texas 77056
Michael A. Dunn	Common	32,237 shares(12)	0.31%
One Riverway, Suite 2100 Houston, Texas 77056
Gary M. Pittman	Common	6,980 shares(3)	0.07%
8110 Georgetown Pike McLean, Virginia 22102
M. Lee Bell	Common	38,333 shares(13)	0.37%
One Riverway, Suite 2100 Houston, Texas 77056
James C. White	Common	36,667 shares(14)	0.35%
One Riverway, Suite 2100 Houston, Texas 77056
Robert L. Cabes, Jr.	Common	3,030 shares(16)	0.03%
1000 Louisiana, Suite 1500 Houston, Texas 77002
Richard F. Miles	Common	20,000 shares(17)	0.19%
14521 Old Katy Rd. Suite 100 Houston, TX 77079
Scott A. McCurdy	Common	17,500 shares(18)	0.17%
14121 Old Katy Rd. Suite 100 Houston, TX 77079
Chin H. Yu	Common	2,500 shares(19)	0.02%
14521 Old Katy Rd. Suite 100 Houston, TX 77079
All Directors and Executive Officers as a Group	Common	2,154,053 shares(10)	20.23%

Beneficial Owners

Name and Address of Beneficial Owners	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Maple Leaf Partners, L.P.	Common	892,962 shares	8.58%
450 Laurel Street, Suite 2105 Baton Rouge, Louisiana 70801
Dane Andreeff	Common	1,539,999 shares(4)	14.71%
Andreeff Equity Advisor, L.L.C. 450 Laurel Street, Suite 2105 Baton Rouge, Louisiana 70801
Credit Suisse	Common	597,047 shares(5)	5.78%
Eleven Madison Avenue New York, New York 10010
Maple Leaf Offshore, Ltd.	Common	590,295 shares	5.68%
450 Laurel Street, Suite 2105 Baton Rouge, Louisiana 70801
Blackhawk Investors II, L.L.C.	Common	531,780 shares	5.15%
14701 St. Mary’s Lane, Suite 800 Houston, Texas 77079
Avista Capital Partners GP, LLC	Common	3,567,291 shares(7)(15)	28.63%
65 E. 55th Street, 18th Floor New York, NY 10022

       (1) These percentages are calculated on the basis of 10,330,393 shares of common stock, that were issued and outstanding on May 21, 2007, plus, with respect to each person, group or entity listed, such number of shares of common stock as such person or entity has the right to acquire pursuant to options, warrants, conversion privileges or other rights held by such person or entity. Certain shares are deemed beneficially owned by more than one person or entity listed in the table.

       (2) Includes (i) 547,411 shares owned of record by Mr. Webster, (ii) 531,780 shares of common stock owned of record by Blackhawk Investors II L.L.C., (iii) 79,777 shares of common stock owned of record by Somerset Capital Partners (“SCP”), since Mr. Webster is one of three general partners of SCP, (iv) 28,000 shares of common stock, assuming the exercise of warrants owned of record by Mr. Webster, (v) 110,702 shares of common stock owned of record by Kestrel Capital, L.P., since Mr. Webster is President of Peregrine Management, LLC, the sole General Partner of Kestrel Capital, L.P., (vi) 4,000 shares of common stock, assuming the exercise of the warrants owned by Kestrel Capital, L.P., and (vii) 88,298 shares of common stock owned of record by Cerrito Partners, since Mr. Webster is the Managing Partner of Cerrito Partners.

       (3) Includes an award of 3,030 shares of restricted common stock to each director under the 2002 Stock Awards Plan on November 1, 2006.

       (4) Includes (i) 811,784 shares owned of record by Maple Leaf Partners, L.P., (ii) 81,178 shares of common stock assuming the exercise of warrants owned of record by Maple Leaf Partners, L.P., (iii) 536,632 shares owned of record by Maple Leaf Offshore, Ltd., (iv) 53,663 shares of common stock, assuming the exercise of warrants owned by Maple Leaf Offshore, Ltd., (v) 51,584 shares owned of record by Maple Leaf Partners I, L.P. and (vi) 5,158 shares of common stock, assuming the exercise of warrants owned by Maple Leaf Partners I, L.P.

       (5) Includes (i) 476,763 shares owned of record by DLJ Investment Partners, L.P., (ii) 33,973 shares owned of record by DLJ Investment Funding, Inc., (iii) 79,248 shares owned of record by DLJ ESC II, L.P., and (iv) 7,063 shares owned of record by DLJ Investment Partners, Inc.

       (6) Includes (i) 292,344 shares owned of record by Mr. Ziegler, (ii) 531,780 shares of common stock owned of record by Blackhawk Investors II L.L.C., (iii) 79,777 shares of common stock owned of record by SCP, since Mr. Ziegler is one of three general partners of SCP, and (iv) 12,000 shares of common stock, assuming the exercise of warrants owned of record by Mr. Ziegler.

       (7) Includes (i) 412,032 shares owned of record by Avista and (ii) 1,027,469 shares owned of record by Avista Capital Partners (Offshore), L.P., a company whose general partner is Avista Capital Partners GP, LLC. Avista Capital Partners GP, LLC is also the general partner of Avista.

       (8) Includes vested stock options to purchase common stock held by the named executive. Does not include unvested stock options to purchase 6,667 shares of common stock included as part of a December 2005 award of 20,000 options to purchase common stock.

       (9) Includes (i) 75,298 shares of common stock owned of record by Spicewood Investment Partners 2004 L.P., of which Mr. Harte is the general partner, (ii) 4,000 shares of common stock, assuming the exercise of warrants owned of record by Spicewood Investment Partners 2004 L.P., and (iii) 4,745 shares of common stock owned of record by Spicewood Family Partners of which Mr. Harte is the general partner.

(10) Includes an aggregate of (i) 1,894,236 issued and outstanding shares beneficially owned by the directors and executive officers as a group and (ii) 183,000 shares of common stock that such persons have the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights held by such persons.

(11) Includes vested stock options to purchase common stock held by the named executive. Does not include unvested stock options to purchase 8,333 shares of common stock included as part of a December 2005 award of 25,000 options to purchase common stock.

(12) Includes vested stock options to purchase common stock held by the named executive. Does not include unvested stock options to purchase 833 shares of common stock included as part of a December 2005 award of 2,500 options to purchase common stock.

(13) Includes vested stock options to purchase common stock held by the named executive. Does not include unvested stock options to purchase 1,667 shares of common stock included as part of a December 2005 award of 5,000 options to purchase common stock.

(14) Includes vested stock options to purchase common stock held by the named executive. Does not include unvested stock options to purchase 13,333 shares of common stock included as part of a December 2005 award of 40,000 options to purchase common stock; includes an award of 10,000 shares of restricted common stock.

(15) Includes 2,013,430 shares of common stock issuable upon conversion of 201,343 shares of Series B Preferred Stock held by Avista and 114,360 shares of common stock issuable upon conversion of 11,436 shares of the Company’s Series B Preferred Stock held by Avista Capital Partners (Offshore), L.P.

(16) Mr. Cabes is an employee of Avista Capital Partners, L.P., but disclaims all rights of ownership to any capital stock held by such stockholder. Includes an award of 3,030 shares of restricted common stock granted to Mr. Cabes on November 2, 2006, upon his appointment to the Board.

(17) Includes an award of 20,000 shares of restricted common stock.

(18) Includes an award of 17,500 shares of restricted common stock.

(19)   Includes an award of 2,500 shares of restricted common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related-party transactions have the potential to create actual or perceived conflicts of interest between Geokinetics and related persons. Under SEC rules, a related person is a director, executive officer, nominee for director, or 5% stockholder of the Company and their “immediate family members” as defined in Item 404 of Regulation S-K. Geokinetics’ written Code of Business Conduct and Ethics states the Company’s policies and procedures for the Board’s review, approval and/or ratification of any transaction with Geokinetics’ directors or officers which give rise to a personal or professional conflict of interest.

The Audit Committee of the Board is responsible for the review and approval of all related-party transactions for amounts exceeding $120,000 and involve Geokinetics or a subsidiary and related persons with a direct or indirect material interest. Management determines whether a transaction meets the requirements of a related-party transaction requiring review by the Audit Committee. Transactions that fall within this definition will be referred to the Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transactions and will approve only those transactions that are in the best interests of the Company. If management becomes aware of an existing related-party transaction which has not been approved by the Audit Committee, the matter will be referred to the Audit Committee to evaluate all available options including ratification, revision or termination of such transaction.

Below are the transactions that occurred during the past three fiscal years in which, to Geokinetics’ knowledge, the Company was or is a party, and in which any director, director nominee, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

In connection with certain financing transactions that were completed in April and July of 1997 with William R. Ziegler, Steven A. Webster and Blackhawk Investors, L.L.C. (of which Messrs. Ziegler and Webster serve as the two partners of its sole managing member), Geokinetics entered into a three-year consulting agreement (beginning April 25, 1997) with William R. Ziegler, pursuant to which Mr. Ziegler agreed to provide the company with certain strategic planning and other consulting services. Mr. Ziegler and Mr. Webster each serve as directors of the company. Under Mr. Ziegler’s consulting agreement, he received a quarterly consulting fee equal to one-half of 1% of the total investment made by him and certain other persons on or before July 31, 1997 in Geokinetics’ debt and equity securities that were outstanding as of the end of each quarter during the term of the consulting agreement. Mr. Ziegler’s consulting agreement expired on April 25, 2000 and was not renewed. In addition, in July 1997, Geokinetics entered into an Investment Monitoring Agreement with Blackhawk Capital Partners, the managing member of Blackhawk Investors, L.L.C., pursuant to which Blackhawk Capital Partners was appointed to oversee Blackhawk Investors, L.L.C.’s investments in Geokinetics. As of December 2003, Blackhawk Investors, L.L.C. had divested itself of its original investment in Geokinetics. As of December 31, 2005, Geokinetics owed Blackhawk Capital Partners $162,500 in consulting fees under this agreement. These amounts were paid in full and the obligations were satisfied in September 2006.

On December 1, 2005, in connection with the financing of the Trace acquisition, Geokinetics completed a private placement of $30.8 million of its common stock and warrants to purchase common stock, net of offering costs of approximately $1.5 million. Geokinetics sold 2,467,000 shares of its common stock at a per share price of $12.50, and warrants to purchase an additional 274,105 shares of common stock. The warrants are exercisable at a price of $20.00 per share, may be exercised at any time after the date of issuance and expire five years after the date of issuance. Three of the Geokinetics’ directors

(Messrs. Ziegler, Webster and Harte) participated in the private placement of common stock and warrants to purchase common stock. Their combined purchases totaled 480,000 shares of common stock representing $6.0 million of the total offering. The directors also received warrants to purchase 48,000 shares of Geokinetics common stock.

During 2006, Geokinetics rented various seismic equipment from Sensor Rentals Joint Venture in Calgary, Canada. Dave Smiddy, the former president of Trace, is one of the partners in this joint venture. The total amount rented from Sensor Rentals Joint Venture in 2006 was $884,320. Mr. Smiddy left Trace in October 2006.

On November 30, 2004, Geokinetics completed a $2.5 million equity financing from private investment sources. The financing consisted of an offering of 8,333 shares of convertible preferred stock priced at $300 per share, which was convertible into common stock at $0.30 per share. The convertible preferred stock accrued dividends at the rate of 6% per annum, compounded annually and, which were payable in cash when, and if, declared. Three of Geokinetics’ directors (Messrs. Ziegler, Webster and Harte) participated in this private placement. Their combined purchases totaled 5,579 shares of convertible preferred stock and represented $1.7 million of the total offering.

In conjunction with Geokinetics’ December 2005 private placement of common stock, Geokinetics convertible preferred stock was converted into Geokinetics common stock. Geokinetics issued 883,298 shares of common stock upon conversion, based on the conversion price of $0.30 per share and the accumulation of accrued dividends from December 2004. Upon conversion of the convertible preferred stock, these directors received in the aggregate 591,374 shares of Geokinetics common stock.

During 2005, Geokinetics performed and completed a seismic survey for Carrizo Oil & Gas, Inc. (“Carrizo”). The project was bid to Carrizo at prevailing market rates and the survey was conducted according to industry standards. The seismic survey generated revenues of $1.1 million for Geokinetics. Steven A. Webster serves as Chairman of the Board of Carrizo. Mr. Webster is one of Geokinetics’ directors. Geokinetics did not provide any services to Carrizo during 2006.

William R. Ziegler is of counsel to the New York based law firm of Satterlee Stephens Burke & Burke, LLP. During the fiscal years ended December 31, 2006 and December 31, 2005, this firm billed Geokinetics $19,484 and $42,575 respectively, for services rendered.

On December 15, 2006, Geokinetics sold 228,683 shares of its Series B Preferred Stock to Avista, an affiliate of Avista and one other institutional investor, the proceeds of such sale were used to repay the $55.0 million original principal amount under Geokinetics’ subordinated loan, together with capitalized and accrued interest. In accordance with the terms and provisions of the Securities Purchase Agreement, dated as of September 8, 2006, by and among the purchasers of Geokinetics Series B Preferred Stock and Geokinetics, Avista received the right to appoint one director to Geokinetics Board of Directors. Robert L. Cabes, Jr. was appointed to Geokinetics Board of Directors on November 2, 2006.

Performance Graph

The following graph depicts the five-year cumulative total return of the Company’s common stock as compared with the S&P 500 Stock Index and a peer group made up of companies on the PHLX Oil Services Index. The PHLX Index consists of larger companies that perform a variety of services as compared to land based acquisition and processing of seismic data performed by the Company.

Comparison of 5-year Cumulative Total Return*
Among Geokinetics Inc., the S&P 500 Index and the PHLX Oil Service Sector Index

Equity Compensation Plan Information for Stockholder Approved Plans

On October 30, 2002, the Board adopted the Geokinetics’ 2002 Stock Awards Plan (the “2002 Plan”). The stockholders approved the 2002 Plan at the 2002 Annual Meeting of Stockholders. The shares available under the 2002 Plan were used primarily to grant stock options to certain employees, members of the Board or any persons affiliated with Geokinetics.

Prior to December 2005, a total of 3,351,556 shares of Common Stock (pre-reverse split) were originally reserved for issuance under the 2002 Plan. In December 2005, the Board determined that the 2002 Plan be amended to provide for 2,230,000 additional shares of Common Stock (pre-reverse split) to be authorized and reserved for the 2002 Plan, subject to stockholder approval at the next Annual Meeting. This action was taken to permit awards to additional employees added through the acquisition of Trace Energy Services Ltd. On September 6, 2006, the Board approved a resolution to increase the total number of shares of Common Stock authorized and subject to the 2002 Plan to a total of 8,000,000 shares (pre-reverse split), subject to stockholder approval. This action was taken to permit awards to the additional employees added through the acquisition of Grant Geophysical, Inc.

The following table provides information concerning the 2002 Plan as of December 31, 2006:

	Number of Restricted Stock Awards	Number of Securities to be issued upon the Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining for Future Issuances under Equity Compensation Plan
Balance at December 31, 2006	189,900	316,450	$12.12	62,588

As of the date of this proxy, Geokinetics currently has approximately 117 persons eligible to participate in the 2002 Plan, including nine (9) employees of Geokinetics, five non-employee members of the Board and 103 persons employed by subsidiaries of Geokinetics. As of April 1, 2007, additional awards were made of 62,500 shares of restricted stock. Thus, as of the date of this proxy statement, the number of securities remaining for future issuances under the 2002 Plan is 88, not counting any future award forfeitures. There are no plans, proposals or arrangements to make any additional awards under the 2002 Plan.

PROPOSAL 2—APPROVAL OF ADOPTION OF GEOKINETICS’
2007 STOCK AWARDS PLAN

On May 23, 2007, the Compensation Committee of the Board of Directors adopted the Geokinetics’ 2007 Stock Awards Plan (the “2007 Plan”). The shares available under the 2007 Plan are used primarily to grant stock options, restricted stock and other stock-based awards to certain employees, members of the Board or any persons affiliated with Geokinetics. A total of 750,000 shares of Common Stock are originally reserved for issuance under the 2007 Plan.

As of the date of this proxy, seven awards of 13,210 shares of restricted stock have been made. There are plans to make any additional awards under the 2007 Plan. Set forth below is a brief summary of the 2007 Plan. This summary does not purport to be complete and is subject in all respects to the applicable provisions of the 2007 Plan, a copy of which is attached hereto as Appendix A.

Summary of the 2007 Plan

Purpose.   The purpose of the 2007 Plan is to provide a means by which Geokinetics and its subsidiaries may attract, retain and motivate employees, members of the Board or other persons affiliated with Geokinetics (the “2007 Plan Participants”) and to provide a means whereby such 2007 Plan Participants can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of Geokinetics. A further purpose of the 2007 Plan is to provide 2007 Plan Participants with additional incentive and reward opportunities designed to enhance the profitable growth and increase stockholder value of Geokinetics. Accordingly, the 2007 Plan provides for granting (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights, (iii) restricted stock awards, (iv) Phantom Stock Awards, or (v) any combination of the foregoing, as is best suited to the particular circumstances as provided herein (individually or collectively, the “Award”).

Administration.   The 2007 Plan is to be administered by the Board or, in the discretion of the Board, a committee appointed by the Board (the “2007 Plan Committee”). Subject to the provisions of the 2007 Plan, the Board or the 2007 Plan Committee will have sole authority, in its discretion, to determine which 2007 Plan Participant shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, Nonqualified Stock Option or Stock Appreciation Right, Restricted Stock Award or Phantom Stock Award shall be granted, the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award, and the value of each Phantom Stock Award. In making such determinations the Board or the 2007 Plan Committee may take into account the nature of the services rendered by the respective 2007 Plan Participants, their present and potential contributions to Geokinetics’ success and such other factors as the Board or the 2007 Plan Committee in its discretion shall deem relevant. Subject to the express provisions of the 2007 Plan, the Board or the 2007 Plan Committee is authorized to construe the 2007 Plan, to prescribe such rules and regulations relating to the 2007 Plan as it may deem advisable to carry out the 2007 Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Board or the 2007 Plan Committee to cause designated options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the 2007 Plan.

Grant of Stock Options.   Incentive Stock Options may only be granted to employees of Geokinetics and its affiliates. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all “incentive stock option” plans of Geokinetics and its parent and subsidiary corporations) exceeds $100,000, the Incentive Stock Options covering shares of Common Stock in excess of $100,000 (but not Incentive Stock Options covering Common Stock up to $100,000) shall be treated as Nonqualified Stock Options as determined by the Board or the 2007 Plan Committee. No Incentive Stock Option shall be granted to an individual if, at the time the stock option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of Geokinetics or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such stock option is granted the option price is at least 110% of the fair market value of the Common Stock subject to the stock option and (ii) such stock option is by its terms is not exercisable after the expiration of five years from the date of grant. The price at which a share of Common Stock may be purchased upon exercise of a Incentive Stock Option or a Nonqualified Stock Option shall be determined by the Board or the 2007 Plan Committee, but such purchase price shall not be less than, in the case of Incentive Stock Options, the fair market value of Common Stock subject to the stock option on the date the stock option is granted and such purchase price shall be subject to adjustment as provided in the 2007 Plan. An Award shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable, during the lifetime of the employee receiving such Awards, only by such employee or the employee’s guardian or legal representative.

Amendment and Termination.   The Board in its discretion may terminate the 2007 Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the 2007 Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made (i) which would impair the rights of the 2007 Plan Participant receiving such Award without the consent of such employee (unless such change is required to comply with applicable law or in order to cause the benefits under the 2007 Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder) or (ii) which would reduce the option price under any outstanding option, reduce the award price under any outstanding Stock Appreciation Right, or reduce the amount of any payment for stock to be received by the Company pursuant to a Restricted Stock Award without stockholder approval of any such change.

Federal Income Tax Consequences of Awards

The following is a summary of the current federal income tax rules related to the grant and exercise of Nonqualified Stock Options, Nonqualified Stock Options with Stock Appreciation Rights, Incentive Stock Options, Incentive Stock Options with Stock Appreciation Rights, Restricted Stock Awards, and Phantom Stock Awards.

Nonqualified Stock Options

The tax consequences to an optionee of the initial grant of a Nonqualified Stock Option depend upon whether or not a “readily ascertainable fair market value” for the stock option is determinable at the time the option is granted. It is contemplated that the Nonqualified Stock Options will not have a readily ascertainable fair market value. Accordingly, a grantee of a Nonqualified Stock Option will not recognize taxable income on the grant of the option. Upon a grantee’s exercise of a Nonqualified Stock Option, (i) the grantee will recognize ordinary income in an amount equal to the difference between the exercise price of the shares purchased pursuant to the Nonqualified Stock Option and their fair market value on the exercise date, and (ii) Geokinetics will be entitled to a tax deduction in an amount equal to such difference. An optionee’s tax basis in the stock acquired pursuant to the exercise of a Nonqualified Stock Option will be equal to the sum of the amount of cash paid and the amount of ordinary income recognized on such exercise. Upon the subsequent sale or disposition of shares of Common Stock, any amount received in excess of the optionee’s tax basis in such shares will be treated as short-term or long-term capital gain, depending on the holding period.

Nonqualified Stock Options with Stock Appreciation Rights

A grant of Stock Appreciation Rights is not a taxable event. The Stock Appreciation Rights may be paid in cash or shares of Common Stock or both. If cash is given upon exercise of the Stock Appreciation Rights, the grantee will recognize ordinary income in the amount of cash received. If Common Stock is given upon the exercise of the Stock Appreciation Rights, generally the fair market value of the Common Stock will be recognized as ordinary income by the grantee (subject to potential delay in taxation in the event the Common Stock is subject to certain restrictions). Geokinetics will be entitled to a tax deduction to the extent that a grantee recognizes ordinary income upon the exercise of the Stock Appreciation Rights.

Incentive Stock Options

A grantee of Incentive Stock Options generally does not recognize taxable income either on the date of grant or on the date of exercise. Upon the exercise of the Incentive Stock Option, however, the difference between the fair market value of the Common Stock received and the option price may be subject to the alternative minimum tax. Upon disposition of shares of Common Stock acquired from the exercise of an Incentive Stock Option, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if a grantee disposes of the shares of Common Stock within two years of the date of grant or within one year of the date of exercise, however, the grantee will recognize ordinary income equal to the lesser of (i) the amount realized at the disposition, or (ii) the difference between the fair market value of the shares of the Common Stock received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period of time the shares are held. Geokinetics is not entitled to a tax deduction on either exercise of an Incentive Stock Option or disposition of shares of Common Stock acquired pursuant to such exercise, except to the extent that a grantee recognizes ordinary income on the disposition of such shares.

Incentive Stock Options with Stock Appreciation Rights

A grant of Stock Appreciation Rights is not a taxable event. The Stock Appreciation Rights may be paid in cash or shares of Stock or both. If cash is given upon exercise of the Stock Appreciation Rights, the grantee will recognize ordinary income in the amount of cash received. If Stock is given upon the exercise of the Stock Appreciation Rights, generally the fair market value of the Common Stock will be recognized as ordinary income by the Grantee (subject to potential delay in taxation in the event the Common Stock is subject to certain restrictions).

Geokinetics will be entitled to a tax deduction to the extent that a grantee recognizes ordinary income upon the exercise of a Stock Appreciation Rights.

Restricted Stock Awards

The tax consequences to a recipient of Restricted Stock are governed by Section 83 of the Code. Typically, an award of Restricted Stock will be subject to a substantial risk of forfeiture and non-transferability restrictions so that there will be no tax consequences at the time of the award of Restricted Stock. However, at such time as the stock becomes transferable or is no longer subject to a substantial risk of forfeiture, then the recipient will reorganize ordinary income based on the fair market value of such stock and Geokinetics will be entitled to a tax deduction in the same amount. Alternatively, a recipient can make an election under Section 83(b) of the Code within 30 days following receipt of Restricted Stock, the effect of which is to accelerate the taxable event so that the recipient will recognize ordinary income equal to the fair market value of the Restricted Stock as of the date of the award. Thereafter, a recipient will not recognize any further gain until the stock is sold. The recipient’s basis in the stock will be sum of the amount paid for the stock and any amount included in income as a result of the Section 83(b) election.

Phantom Stock Awards

A grant of Phantom Stock is not a taxable event. At the time that the recipient is ultimately paid the amount of Phantom Stock (whether in cash or Common Stock of Geokinetics) the Recipient will recognize ordinary income based on the value of the amount received and Geokinetics will be entitled to a tax deduction in the same amount at that time.

Stock Price

On May 21, 2007, the closing price of the Common Stock on the American Stock Exchange was $28.00.

Votes Required; Board Recommendation

An affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve such adoption of the 2007 Plan. The Board believes that approval of the adoption of 2007 Plan is in the best interest of Geokinetics and the stockholders. The Board recommends a vote FOR this proposal and any proxies not marked to the contrary will be so voted.

PROPOSAL 3—APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, at the request of the Audit Committee, is seeking stockholder ratification of the appointment of UHY LLP, 12 Greenway Plaza, 8th Floor, Houston, TX  77046-1291, as Geokinetics’ independent registered public accounting firm for fiscal year 2007.

On September 18, 2006, the Board appointed the firm of UHY LLP, independent certified public accountants, to examine Geokinetics’ consolidated financial statements for the fiscal year ending December 31, 2006, and this appointment was approved by stockholders on November 2, 2006. Through March 29, 2007, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY’s partners provide non-audit services. UHY has only a few full time employees. Therefore, few, if any, of the audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Principal Accountant Fees and Services

UHY completed a review of Geokinetics’ unaudited condensed quarterly financial statements for the quarter ended September 30, 2006 and audited the financial statements of the Company for the fiscal year ended December 31, 2006. Fitts, Roberts & Co., P.C., the Company’s former independent registered public accounting firm, audited the financial statements of the Company for the fiscal year ended December 31, 2005 and completed reviews of Geokinetics’ unaudited condensed quarterly financial statements for the quarters ended March 31, 2006 and June 30, 2006. Aggregate fees for professional services rendered to Geokinetics by Fitts, Roberts & Co., P.C. and UHY LLP for the year ended December 31, 2006, and for Fitts, Roberts & Co., P.C. for the year ended December 31, 2005, were as follows (in thousands):

	Year Ended
	December 31,
	2006	2005
Audit Fees	$530	$176
Audit-Related Fees	195	143
Total	$725	$319

Audit Fees

The Audit fees for the years ended December 31, 2006 and 2005, respectively, were for professional services rendered for the audits of Geokinetics’ consolidated financial statements, the review of documents filed with the SEC, consents, and the issuance of comfort letters.

The Audit-related fees for the years ended December 31, 2006 and 2005, respectively, were for professional services rendered for due diligence, merger and acquisition assistance, employee benefit plan audits, consultations concerning financial accounting and reporting standards, tax compliance and tax planning.

The Audit Committee has considered whether the provision of the non-audit services by UHY LLP and Fitts, Roberts & Co., P.C. described above is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised.

Representatives of UHY LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions from those attending the meeting.

Votes Required; Board Recommendation

The approval of the appointment of UHY LLP will be determined by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. The Board recommends a vote FOR approval of the appointment of UHY LLP as Geokinetics’ independent public accountants for the fiscal year ending December 31, 2007, and proxies not marked to the contrary will be so voted.

INCORPORATION BY REFERENCE

Geokinetics’ audited financial statements, management’s discussion and analysis of Geokinetics’ financial condition and results of operations, and a description of any changes in and disagreements with Geokinetics’ accountants on accounting and financial disclosure, included in Geokinetics’ Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission (“SEC”) is incorporated herein by reference.

The SEC allows the Company to “incorporate by reference” information into this proxy statement, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, and information that the Company files later with the SEC will automatically update and supersede the previously filed information. This proxy incorporates by reference the documents listed below that the Company has filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, which contain important business and financial information about Geokinetics but have not been included or delivered with this document:

Filings	Period of Report or Date Filed
• Quarterly report on Form 10-Q	Three months ended March 31, 2007

Documents incorporated by reference are available from the Company without charge, by requesting them in writing or by telephone at the following address:  Diane Anderson, Corporate Secretary, Geokinetics Inc., 14521 Old Katy Rd., Suite 100, Houston, Texas 77079, telephone (281) 398-9503 facsimile (281) 398-9996. Copies of the Company’s SEC filings are also available on the Company’s website at www.geokinetics.com.

OTHER BUSINESS

Management knows of no other business to be brought before the Annual Meeting other than the proposals set forth in this proxy statement. If any other proposals come before the meeting, the shares represented by proxies shall be voted in accordance with the judgment of the person or persons exercising the authority conferred by the proxies.

By Order of the Board of Directors
/s/ DIANE ANDERSON
Diane Anderson
Corporate Secretary

Houston, Texas
June 4, 2007

Appendix A:  2007 Stock Awards Plan

APPENDIX A: GEOKINETICS’ 2007 STOCK AWARDS PLAN

GEOKINETICS INC.
2007 STOCK AWARDS PLAN

Purpose.   The purpose of the GEOKINETICS INC. 2007 STOCK AWARDS PLAN (the “Plan”) is to provide a means through which GEOKINETICS INC., a Delaware corporation (the “Company”), and its subsidiaries, may attract, retain and motivate employees, directors and persons affiliated with the Company and to provide a means whereby such persons can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. A further purpose of the Plan is to provide such participants with additional incentive and reward opportunities designed to enhance the profitable growth and increase stockholder value of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Awards, or any combination of the foregoing, as is best suited to the particular circumstances as provided herein.

Definitions.   The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)   “Affiliates” means any entity which directly or indirectly through one or more intermediaries is controlled by the Company.

(b)   “Award” means, individually or collectively, any Option, Restricted Stock Award, Phantom Stock Award or Stock Appreciation Right.

(c)   “Board” means the Board of Directors of the Company.

(d)   “Change of Control” means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.  Notwithstanding the foregoing, a “Change of Control” shall not include any transaction or series of related transactions in which a stockholder or any “group” (as contemplated by Section 13(d)(3) of the 1934 Act) of which such stockholder is a member that, as of the date of approval of the Plan by the Board, owns more than 25% of the outstanding shares of the Company's voting stock (based upon the voting power of all shares of the Company's capital stock, the holders of which are entitled to vote for the election of members of the Board) acquires, directly or indirectly, more than 50% of the outstanding shares of the Company's voting stock, but less than 75% of the outstanding shares of the Company's voting stock (based, in either such case, upon the voting power of all shares of the Company's capital stock, the holders of which are entitled to vote for the election of members of the Board).

(e)   “Change of Control Value” means (i) the per share price offered to stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or (iii) if a Change of Control occurs other than pursuant (i) or (ii) above, the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(f)   “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

(g)   “Committee” means the Board or any Compensation Committee of the Board which shall be constituted as required by applicable law including in the case of a Committee administering the Plan in accordance with the requirements of Rules 163b-3 or Section 162(m) of the Code, (i) as to permit the Plan to comply with Rule 16b-3, and (ii) solely of “outside directors,” within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder.

(h)   “Company” means Geokinetics Inc.

(i)   “Director” means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

(j)   An “employee” means any person (including an officer or a Director) in an employment relationship with the Company or any Parent or Subsidiary.

(k)   “1934 Act” means the Securities Exchange Act of 1934, as amended.

(l)   “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Stock (i) reported by any interdealer quotation system on which the Stock is quoted on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

(m)   “Holder” means a Participant who has been granted an Award.

(n)   “Incentive Stock Option” means an incentive stock option within the meaning of Section 422(b) of the Code.

(o)   “Nonqualified Stock Option” means an option granted under Section 7 of the Plan to purchase Stock that does not constitute an Incentive Stock Option.

(p)   “Option” means an Award granted under Section 7 of the Plan and includes both Incentive Stock Options to purchase Stock and Nonqualified Stock Options to purchase Stock.

(q)   “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

(r)   “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of grant of the Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(s)   “Participant” means individually or collectively, an employee, member of the Board or person affiliated with the Company, any Parent or Subsidiary or any of its Affiliates, who participates in the Plan.

(t)   “Phantom Stock Award” means an Award granted under Section 10 of the Plan.

(u)   “Phantom Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Phantom Stock Award.

(v)   “Restricted Stock Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

(w)   “Restricted Stock Award” means an Award granted under Section 9 of the Plan.

(x)   “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(y)   “Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the price designated in such Stock Appreciation Right.

(z)   “Stock” means the Common Stock par value, $.01 per share, of the Company.

(aa)   “Stock Appreciation Right” means an Award granted under Section 8 of the Plan.

(bb)   “Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

(cc)   “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of grant of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

3.   Effective Date and Term.   The Plan shall be effective upon its adoption by the Board, provided that the Plan has been or is approved by the stockholders of the Company within twelve months of its adoption by the Board. No further Awards may be granted under the Plan on or after the date which is ten years following the effective date. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

4.   Administration.   The Plan shall be administered by the Board or by the Committee as authorized by the Board (hereinafter where the term “Committee” is used “Board” shall be substituted, if no Committee has been established). Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which Participant shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, Nonqualified Stock Option or Stock Appreciation Right, Restricted Stock Award or Phantom Stock Award shall be granted, the number of shares of Stock which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award, and the value of each Phantom Stock Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The

Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive.

5.   Shares Subject to the Plan.   Subject to Section 11, the aggregate number of shares of Stock that may be issued under the Plan shall be 750,000 shares of which up to 50% or 375,000 shares may be issued under the Plan as Restricted Stock Awards. The Stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company. Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any shares of Stock subject to such Award shall again be available for the grant of an Award. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Stock Option.

6.   Eligibility.   Awards may be granted only to persons who, at the time of grant, are employees, members of the Board or persons affiliated with the Company or any of its Affiliates. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Phantom Stock Award or any combination thereof.

7.   Stock Options.

(a)   Option Period.   The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall exceed ten years.

(b)   Limitations on Exercise of Option.   An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c)   Special Limitations on Incentive Stock Options.   Incentive Stock Options may only be granted to employees of the Company or any Parent or Subsidiary. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all “incentive stock option” plans of the Company and any Parent or Subsidiary) exceeds $100,000, the Incentive Stock Options covering shares of Stock in excess of $100,000 (but not Incentive Stock Options covering Stock up to $100,000) shall be treated as Nonqualified Stock Options as determined by the Committee. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an optionee’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiary, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

(d)   Option Agreement.   Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the Code. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Payment in full or in part may also be made by reduction in the number of shares of Stock issuable upon the exercise of an Option, based on the Fair Market Value of the shares of

Stock on the date the Option is exercised. Each Option Agreement shall provide that the Option may not be exercised earlier than 30 days from the date of grant and shall specify the effect of termination of employment or service on the exercisability of the Option. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the option price, (ii) the delivery of the shares of Stock from the Company directly to a brokerage firm and (iii) the delivery of the option price from the sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include, without limitation, provisions relating to (i) vesting of Options, subject to the provisions hereof accelerating such vesting on a Change of Control, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal, state or local income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

(e)   Option Price and Payment.   The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such purchase price shall not be less than, the Fair Market Value of Stock subject to an Option on the date the Option is granted and (ii) such purchase price shall be subject to adjustment as provided in Section 11. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

(f)   Stockholder Rights and Privileges.   The Holder shall be entitled to all the privileges and rights of the stockholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

(g)   Options and Rights in Substitution for Stock Options Granted by Other Corporations.   Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company or any Subsidiary, or the acquisition by the Company or Subsidiary of the assets of the employing corporation, or the acquisition by the Company or Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

8.   Stock Appreciation Rights.

(a)   Stock Appreciation Rights.   A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that the Stock Appreciation Right shall be cancelled when and to the extent the related Option is exercised and that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee. The Spread with respect to a Stock Appreciation Right shall be payable in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock, as determined by the Committee at the time of grant. Each Stock Appreciation Rights Agreement shall provide that the Stock Appreciation Rights may not be exercised earlier than 30 days from the date of grant and shall specify the effect of termination of employment or service on the exercisability of the Stock Appreciation Rights.

(b)   Other Terms and Conditions.   At the time of such Award, the Committee, may in its sole discretion, prescribe additional terms, conditions or restrictions relating to Stock Appreciation Rights, including but not limited to rules pertaining to termination of employment or service (by retirement, disability, death or otherwise) of a Holder prior to the expiration of such Stock Appreciation Rights. Such additional terms, conditions or restrictions shall be set forth in the Stock Appreciation Rights Agreement made in conjunction with the Award. Such Stock Appreciation Rights Agreements may also include, without limitation, provisions relating to (i) vesting of Awards, subject to the provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions covering applicable wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan, that the Committee shall in its sole discretion determine. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical.

(c)   Award Price.   The award price of each Stock Appreciation Right shall be determined by the Committee, but such award price (i) shall not be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Section 7(c), and (ii) shall be subject to adjustment as provided in Section 11.

(d)   Exercise Period.   The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant, but in no event shall exceed ten years.

(e)   Limitations on Exercise of Stock Appreciation Right.   A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

9.   Restricted Stock Awards.

(a)   Forfeiture Restrictions to be Established by the Committee.   Shares of Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of business objectives established by the Committee that are based on (1) the price of a share of Stock, (2) the Company’s earnings per share, (3) the Company’s revenue, (4) the revenue of a business unit of the Company designated by the Committee, (5) the return on stockholders’ equity achieved by the Company, (6) the Company’s pre-tax cash flow from operations, or (7) similar criteria established by the Committee, (ii) the Holder’s continued employment or service with the Company, Parent, Subsidiary or Affiliate for a specified period of time, or (iii) other measurements of individual, business unit or Company performance, including subjective goals. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 9(b) or Section 11.

(b)   Other Terms and Conditions.   Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends with respect to Stock subject to a Restricted Stock Award, to vote Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions shall have expired, (ii) the Company shall retain custody of the Stock until the Forfeiture Restrictions shall have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock until the Forfeiture Restrictions shall have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement, shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) subject to the provisions hereof accelerating vesting on a Change of Control, vesting of Awards, (ii) tax matters (including provisions (y) covering any applicable employee wage withholding requirements and (z) prohibiting an election by the Holder under Section 83(b) of the Code), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

(c)   Payment for Restricted Stock.   The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d)   Agreements.   At the time any Award is made under this Section 9, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

10.   Phantom Stock Awards.

(a)   Phantom Stock Awards.   Phantom Stock Awards are rights to receive an amount equal to the Fair Market Value of Stock over a specified period of time, which vest over a period of time or upon the occurrence of an event (including without limitation a Change of Control) as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law). Each Phantom Stock Award may have a maximum value established by the Committee at the time of such Award.

(b)   Award Period.   The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period (which in no event shall be longer than ten years) over which or the event upon which the Award shall vest with respect to the Holder.

(c)   Awards Criteria.   In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

(d)   Payment.   Following the end of the vesting period for a Phantom Stock Award, the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Stock or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee and as provided in the Phantom Stock Award Agreement. If a payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

(e)   Termination of Employment or Service.   A Phantom Stock Award shall terminate if the Holder does not remain continuously in the employ or in the service of the Company or any Affiliate, as applicable at all times during the applicable vesting period, except as may be otherwise determined by the Committee or as set forth in the Award at the time of grant.

(f)   Agreements.   At the time any Award is made under this Section 10, the Company and the Holder shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and such matters described in this Section 10 as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

11.   Recapitalization and Reorganization.

(a)   The shares with respect to which Awards may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation by the Company of the shares of Stock, then the number of shares of Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share (and any applicable repurchase price) shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share (and any applicable repurchase price) shall be proportionately increased.

(b)   If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted, the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Stock then covered by such Award and the purchase price per share (and any applicable repurchase price) shall be proportionately adjusted.

(c)   In the event of a Change of Control, outstanding Awards shall immediately vest and become exercisable or satisfiable, as provided in the agreements evidencing such Awards.  In the event of a Change of Control, the Committee, in its discretion shall act to effect one or more of the following alternatives with respect to outstanding Awards other than Restricted Stock Awards, which may vary among individual Holders and which may vary among Awards held by any individual Holder: (1) determine a limited period of time on or before a specified date (before or with the consent of successor corporation after such Change of Control) after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay to each Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Awards over the exercise price(s) under such Awards for such shares, (3) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding) or (4) provide that thereafter upon any exercise of an Award theretofore granted; the Holder shall be entitled to purchase or receive under such Awards, in lieu of the number of shares of Stock then covered by such Awards, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Holder has been the holder of record of the number of shares of Stock then covered by such Awards, provided that if such consideration is not solely common stock of the successor corporation, the Committee may, with the consent of the successor corporation, provide for the consideration to be received to be solely common stock of the successor corporation equal to the Fair Market Value of the per share consideration received by the holders of the Stock in the transaction. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

(d)   In the event that the Committee determines that any recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization or any stock split, reverse stock split, stock dividend, or dividend payable in other than shares of Stock or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such a manner, as it deems equitable, adjust any or all of (i) the number of shares and type of Stock with respect to which Awards may be granted, (ii) the number of share and type of Stock subject to outstanding awards, and (iii) the grant or exercise price with respect to any Award.

(e)   The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(f)   Any adjustment provided for in Subparagraphs (a), (b), (c) or (d) above shall be subject to any required stockholder action.

(g)   Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore or the granting of any later Awards under the Plan or any other stock plan, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

12.   Amendment and Termination.   The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made (i) which would impair the rights of the Holder without the consent of the Holder (unless such change is required to comply with applicable law or in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder) or (ii) which would reduce the option price under any outstanding Option, reduce the award price under any outstanding Stock Appreciation Right, or reduce the amount of any payment for Stock to be received by the Company pursuant to a Restricted Stock Award without stockholder approval of any such change.

13.   Miscellaneous.

(a)   No Right to An Award.   Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give a Participant any right to be granted an Award to purchase Stock, a right to a Stock Appreciation Right, a Restricted Stock Award or a Phantom Stock Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement or Phantom Stock Award Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b)   No Employment Rights Conferred.   Nothing contained in the Plan shall (i) confer upon any Participant any right to continue as an employee or person affiliated with the Company any Parent or Subsidiary or any of its Affiliates (ii) interfere in any way with the right of the Company’s or any Parent’s Subsidiary or Affiliate’s right to terminate a Participant’s employment or consulting arrangement at any time.

(c)   Other Laws; Withholding.   The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(d)   No Restriction on Corporate Action.   Nothing contained in the Plan shall be construed to prevent the Company or any Parent, Subsidiary or Affiliate from taking any corporate action which is deemed by the Company or such Parent, Subsidiary or Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Parent, Subsidiary or Affiliate as a result of any such action.

(e)   Restrictions on Transfer.   Except as otherwise determined by the Committee in cases other than in connection with Incentive Stock Options, an Award shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Holder’s lifetime only by such Holder or the Holder’s guardian or legal representative.

(f)   Rule 16b-3.   It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

(g)   Section 162(m).   If the Plan is subject to Section 162(m) of the Code, it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Options and Stock Appreciation Rights granted hereunder and, if determined by the Committee, Restricted Stock Awards, shall constitute “performance-based” compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

(h)   Code Section 409A Compliance.   Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code. To the extent that the Committee determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in the Plan or in any Award agreement, the Committee reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

(i)   Governing Law.   This Plan shall be construed in accordance with the laws of the State of Delaware.

GEOKINETICS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David A. Johnson and Scott A. McCurdy as proxies, each with full power of substitution, and authorizes them to vote as designated on the reverse side, all the shares of common stock of Geokinetics Inc. (the “Company”) held on record by the undersigned on Monday, May 21, 2007 (the “Record Date”) and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, TX 77079 at 2:00 p.m. on Wednesday, July 11, 2007, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 3.	Mark Here ☐ for Address Change or Comments
PLEASE SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS of	FOR all nominees	WITHHOLD
the Company	listed to the left	AUTHORITY
(except as marked	to vote for all nominees
01 William R. Ziegler,	to the contrary below)	listed to the left
02 David A. Johnson,
03 Christopher M. Harte,	☐	☐
04 Steven A. Webster,
05 Gary M. Pittman,
06 Robert L. Cabes, Jr.,
07 Christopher D. Strong

(Instruction: to withhold authority to vote for any individual nominee, write in the nominee’s name on the line below.)

2.	APPROVAL OF ADOPTION OF 2007 STOCK AWARDS PLAN	FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	RATIFICATION OF APPOINTMENT OF UHY LLP as independent	FOR	AGAINST	ABSTAIN
public accountants of the Company	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon any other matter that properly may come before the meeting or any adjournment thereof.

Signature	Signature	Date

NOTE: Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/gok	OR	TELEPHONE 1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.